EXHIBIT 99.10

                                   Longview Fibre Company
                        Branch Plant Hourly Employees' 401(k) Plan

                                 As Amended and Restated
                                Effective January 1, 2000


CONTENTS
ARTICLE 1.  INTRODUCTION	                                         1
ARTICLE 2.  DEFINITIONS	                                                 2
ARTICLE 3.  ELIGIBILITY	                                                11
3.1	Eligibility	                                                11
3.2	Ineligible Employees	                                        11
3.3	Ineligible, Terminated or Former Participants	                11
ARTICLE 4.  PARTICIPANT CONTRIBUTIONS	                                12
4.1	Pre-Tax Contribution Election	                                12
4.2	After-Tax Contribution Election	                                12
4.3	Changing a Contribution Election	                        12
4.4	Revoking and Resuming a Contribution Election	                12
4.5	Contribution Percentage Limits	                                12
4.6	Refunds When Contribution Dollar Limit Exceeded	                13
4.7	Timing, Posting and Tax Considerations	                        14
ARTICLE 5.  ROLLOVERS AND TRANSFERS	                                15
5.1	Rollover Contributions	                                        15
5.2	Transfers From and To Other Qualified Plans	                15
ARTICLE 6.  MATCHING CONTRIBUTIONS	                                17
6.1	Eligibility	                                                17
6.2	Amount	                                                        17
6.3	Timing, Medium and Posting	                                17
ARTICLE 7.  ACCOUNTING	                                                18
7.1	Individual Participant Accounting	                        18
7.2	Allocation of Investment Gains and Losses	                18
7.3	Accounting for Allocations	                                18
7.4	Error Correction	                                        18
7.5	Participant Statements	                                        19
7.6	Special Accounting During Conversion Period	                19
7.7	Accounts for Alternate Payees	                                19
ARTICLE 8.  INVESTMENT FUNDS AND ELECTIONS	                        20
8.1	Investment Funds	                                        20
8.2	Responsibility for Investment Choice	                        20
8.3	Investment Fund Elections	                                20
ARTICLE 9.  VESTING AND FORFEITURES	                                22
9.1	Fully Vested Accounts	                                        22
9.2	Full Vesting Upon Certain Events	                        22
9.3	Vesting Schedule	                                        22
9.4	Non-Vested Account Balances of Terminated Participants	        22
9.5	Forfeitures of Non-Vested Account Balances Upon Certain Events	23
9.6	Use of Forfeiture Amounts	                                23
9.7	Rehired Employees	                                        23
ARTICLE 10.  PARTICIPANT LOANS	                                        25
10.1	Participant Loans Permitted	                                25
10.2	Loan Application, Note and Security	                        25
10.3	Spousal Consent	                                                25
10.4	Loan Approval	                                                25
10.5	Loan Funding Limits, Account Sources and Funding Order	        25
10.6	Maximum Number of Loans	                                        26
10.7	Source and Timing of Loan Funding	                        26
10.8	Interest Rate	                                                26
10.9	Loan Payment	                                                26
10.10	Loan Payment Hierarchy	                                        26
10.11	Repayment Suspension	                                        26
10.12	Loan Default	                                                27
10.13	Termination of Employment or of Plan	                        27
ARTICLE 11.  IN-SERVICE WITHDRAWALS	                                28
11.1	Hardship Withdrawals	                                        28
11.2	After-Tax Contribution Account Withdrawals	                30
11.3	Over Age 59 1/2 Withdrawals	                                30
11.4	Spousal Consent	                                                31
11.5	In-Service Withdrawal Approval	                                31
11.6	Payment Form and Medium	                                        31
11.7	Source and Timing of In-Service Withdrawal Funding	        31
11.8	Additional Rules	                                        32
ARTICLE 12.  PAYMENT OF BENEFITS	                                33
12.1	Time of Distribution	                                        33
12.2	Amount of Distribution	                                        34
12.3	Form and Medium of Payment	                                34
12.4	Special Rules for Death Benefits	                        34
12.5	Notice to Participant	                                        35
12.6	Minimum Distribution and Incidental Benefit Requirements	36
12.7	Incompetent Participant or Beneficiary	                        36
12.8	Beneficiary Dispute	                                        37
12.9	Divestitures	                                                37
ARTICLE 13.  ADP AND ACP TESTS	                                        38
13.1	Contribution Limitation Definitions	                        38
13.2	ADP and ACP Tests	                                        40
13.3	Correction of ADP and ACP Tests.	                        40
13.4	Multiple Use Test	                                        41
13.5	Correction of Multiple Use Test	                                42
13.6	Adjustment for Investment Gain or Loss	                        42
13.7	Testing Responsibilities and Required Records	                42
13.8	Separate Testing	                                        42
ARTICLE 14.  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS	        43
14.1	"Annual Addition" Defined	                                43
14.2	Maximum Annual Addition	                                        43
14.3	Avoiding an Excess Annual Addition	                        43
14.4	Correcting an Excess Annual Addition	                        43
14.5	Correcting a Multiple Plan Excess	                        44
ARTICLE 15.  TOP HEAVY RULES	                                        45
15.1	Top Heavy Definitions	                                        45
15.2	Special Contributions	                                        46
15.3	Special Vesting	                                                46
ARTICLE 16.  PLAN ADMINISTRATION	                                48
16.1	Company is ERISA Plan Administrator	                        48
16.2	Authority of Administrator	                                48
16.3	Actions Conclusive	                                        49
16.4	Advisors May be Retained	                                49
16.5	Furnishing of Information	                                49
16.6	Claims Procedure	                                        49
16.7	Delegation of Administrator Duties	                        52
16.8	Committee Operating Rules	                                52
16.9	Liability and Indemnification	                                53
16.10	Agent for Service of Process	                                53
16.11	Authority to Act for Company	                                53
ARTICLE 17.  TRUST	                                                54
17.1	Trust Agreement	                                                54
17.2	Expenses	                                                54
ARTICLE 18.  AMENDMENT, MERGER AND TERMINATION	                        55
18.1	Amendment	                                                55
18.2	Merger	                                                        56
18.3	Plan Termination and Complete Discontinuance of Contributions	56
18.4	Termination of Employer's Participation	                        56
ARTICLE 19.  MISCELLANEOUS	                                        58
19.1	Exclusive Benefit	                                        58
19.2	No Rights	                                                58
19.3	Fiduciary Liability	                                        58
19.4	Limited Return of Contributions	                                58
19.5	Qualified Military Service	                                59
19.6	Assignment and Alienation	                                59
19.7	Missing Participant or Beneficiary	                        59
19.8	Suspension of Certain Plan Provisions During Conversion Period	59
19.9	QDRO Procedures                                                 60
19.10	Construction	                                                60
19.11	Jurisdiction and Severability	                                61


                       ARTICLE 1.  INTRODUCTION

This document amends and restates the Longview Fibre Company Branch Plant Hourly Employees' 401(k) Plan (the "Plan"), which was originally effective March 1, 1993, to comply with changes in the laws governing tax-qualified pension plans contained in the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998, collectively referred to as "GUST." The Plan is a profit sharing plan with a cash or deferred arrangement that is intended to be qualified under Code sections 401(a) and 401(k).

The Trust that holds the Plan's assets is intended to be exempt from taxation under Code section 501(a). All Trust assets held under the Plan shall be administered, distributed and otherwise governed by the provisions of the Plan and the related Trust Agreement, which constitutes a part of the Plan.

Except as specifically provided otherwise herein, this amendment and restatement is effective as of January 1, 2000 and applies to any person who completes an Hour of Service as an Eligible Employee on or after such date. The rights and benefits of any person generally will be governed by the terms of the Plan as in effect at the time such person ceases to be an Eligible Employee. Notwithstanding the foregoing, the investment and distribution provisions hereof apply to all Participants with vested Account balances on or after January 1, 2000.

                         ARTICLE 2.  DEFINITIONS

When capitalized, the words and phrases below have the following meanings unless different meanings are clearly required by the context:

2.1	"Account":  The records maintained by the Administrator for purposes of accounting for a Participant's interest in the Plan. "Account" may refer to one or all of the following accounts which have been created on behalf of a Participant to hold amounts attributable to specific types of Contributions under the Plan, contributions previously permitted under the Plan and/or amounts transferred to the Plan from the Salaried Plan and/or the Branch Plant Hourly Plan on behalf of a Participant who was formerly eligible to participate in the Salaried Plan and/or the Branch Plant Hourly Plan:

(a)	"Pre-Tax Contribution Account":  An account created to hold amounts attributable to Pre-Tax Contributions and amounts transferred from the Salaried Plan and/or the Hourly Plan designated as "Pre-Tax Contribution Account" amounts thereunder.

(b)	"After-Tax Contribution Account":  An account created to hold amounts attributable to After-Tax Contributions and amounts transferred from the Salaried Plan and/or the Hourly Plan designated as "After-Tax Contribution Account" amounts thereunder.

(c)	"Rollover Account":  An account created to hold amounts attributable to
Rollover Contributions and amounts transferred from the Salaried Plan and/or the Hourly Plan designated as "Rollover Account" amounts thereunder.

(d)	"Matching Contribution Account":  An account created to hold amounts attributable to Matching Contributions for periods after October 31, 1990 and amounts transferred from the Salaried Plan and/or the Hourly Plan designated as "Matching Contribution Account" amounts thereunder.

(e)	"Prior Matching Contribution Account":  An account created to hold amounts attributable to amounts transferred from the Salaried Plan (or from the Hourly Plan if such amounts were originally transferred from the Salaried Plan to the Hourly Plan) designated as "Prior Matching Account" amounts thereunder.

2.2	"ACP":  The percentage calculated in accordance with Section 13.1.

2.3	"Administrator":  The Company or the Committee to whom the Company has delegated all or a portion of the duties of the Administrator under the Plan in accordance with Section 16.7 or any delegate of the Committee.

2.4	"ADP":  The percentage calculated in accordance with Section 13.1.

2.5	"Alternate Payee":  Any spouse, former spouse, child or other dependent
(as defined in Code section 152) of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion, of the Participant's Account under the Plan.

2.6	"Beneficiary":  The person or persons who is to receive benefits under the Plan after the death of the Participant pursuant to the "Beneficiary Designation" paragraph in Section 12.4.

2.7	"Board":  The board of directors of the Company.

2.8	"Break in Service":  The fifth anniversary (or sixth anniversary if absence from employment was due to a Parental Leave) of the Participant's Severance Date; provided the Participant is not credited with an Hour of Service during such five-year (or six-year, as applicable) period.

2.9	"Code":  The Internal Revenue Code of 1986, as amended.  Reference to any specific Code section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.10	"Committee":  The committee or committees appointed by the Administrator to administer the Plan in accordance with Section 16.7.

2.11	"Company":  Longview Fibre Company or any successor by merger, purchase or otherwise.

2.12	"Company Stock":  Shares of common stock of the Company, its predecessor(s), or its successors or assigns, or any corporation with or into which said corporation may be merged, consolidated or reorganized, or to which a majority of its assets may be sold.

2.13	"Company Stock Fund":  The Investment Fund comprised of Company Stock and cash or other investments sufficient to satisfy such Investment Fund's liquidity and disbursement needs. The Trustee is authorized to invest up to 100% of the Plan's assets in Company Stock.

2.14	"Compensation":  Wages (within the meaning of Code section 3401(a)) and all other payments of compensation to an Employee by a Related Company (in the course of the Related Company's trade or business) for which the Related Company is required to furnish the Employee a written statement under Code section 6041(d), 6051(d) or 6052, increased by the amount of any (1) Pre-Tax Contributions, (2) any other elective deferrals within the meaning of Code section 402(g)(3) made by the Participant to a plan maintained by a Related Company, and (3) any other amount that is contributed or deferred by a Related Company at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code section 125 (cafeteria plan) or Code section 132(f)(4) (qualified transportation fringes). Notwithstanding the foregoing, for purposes of determining benefits under the Plan, a Participant's Compensation for a Plan Year shall not exceed the limit in effect for such Plan Year under Code section 401(a)(17) (as adjusted for cost of living increases pursuant to Code section 401(a)(17)(B)).

For purposes of determining HCEs and key employees and for purposes of
Section 14.2, Compensation for the entire Plan Year shall be used. For purposes of determining ADP and ACP, (1) Compensation shall be limited to amounts paid to an Eligible Employee while a Participant, unless the Administrator elects to use Compensation for the entire Plan Year, (2) the Company may elect to include or to exclude Pre-Tax Contributions provided such election is consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year, and (3) the Company may elect to use any other definition of Compensation that satisfies the requirements of Code section 414(s) and the Treasury regulations issued thereunder, provided the definition of Compensation, as adjusted pursuant to this clause (3), conforms to the nondiscrimination requirements of those regulations.

2.15	"Contribution":  An amount contributed to the Plan by the Employer or an
Eligible Employee, and allocated by contribution type to Participants'
Accounts, as described in Section 2.1. Specific types of contribution include:

(a)	"Pre-Tax Contribution":  An amount contributed by an eligible
Participant in conjunction with his Code section 401(k) salary deferral election which shall be treated as made by the Employer on the eligible Participant's behalf.

(b)	"After-Tax Contribution":  An amount contributed by an eligible
Participant on an after-tax basis.

(c)	"Rollover Contribution":  An amount contributed by an Eligible Employee which originated from another employer's or an Employer's qualified plan.

(d)	"Matching Contribution":  An amount contributed by the Employer on an eligible Participant's behalf based upon the amount contributed by the eligible Participant.

2.16	"Contribution Dollar Limit":  The annual limit placed on each
Participant's Pre-Tax Contributions (and other elective deferrals) by Code section 402(g) (as adjusted for cost of living increases pursuant to Code section 402(g)(5)) ($10,500 for 2000).

2.17	"Conversion Period":  The period of converting the prior accounting system of any plan and trust which is merged, in whole or in part, into the Plan and Trust, to the accounting system described in Article 7.

2.18	"Direct Rollover":  An Eligible Rollover Distribution that is paid by the Plan directly to an Eligible Retirement Plan for the benefit of a Distributee.

2.19	"Disability":  A Participant's total and permanent, mental or physical disability resulting in termination of employment as evidenced by presentation of medical evidence satisfactory to the Administrator.

2.20	"Distributee":  A Participant, a Beneficiary (if he is the surviving spouse of a Participant) or an Alternate Payee under a QDRO (if he is the spouse or former spouse of a Participant).

2.21	"Eligible Employee":  An Employee of an Employer who is a member of a unit of employees covered by a collective bargaining agreement that provides for participation in the Plan or an Employee of an Employer who is employed as an hourly Employee at the Waltham, Massachusetts, branch other than an
Employee: (a) who is a nonresident alien with no U.S.-source earned income (within the meaning of Code section 911(d)(2)) from the Related Companies,
(b) who is not treated by an Employer as an employee for payroll tax purposes at the time he performs services for the Employer, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to have been an Employee of an Employer during such period, (c) a Leased Employee, or (d) any Employee who would be a Leased Employee were he not a common law employee of an Employer. Notwithstanding the foregoing, an Employee of a business that is merged or liquidated into, or whose assets or equity interests are acquired by, an Employer will become an Eligible Employee at such time as is determined by the board of directors of such Employer.

2.22	"Eligible Retirement Plan":  An individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution, except that, if the Distributee is the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

2.23	"Eligible Rollover Distribution":  A distribution of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (iv) any portion of a hardship withdrawal pursuant to Section 11.7 hereof made from a Participant's Pre-Tax Contributions Account after December 31, 1999; and
(v) any other distribution identified in the Code or in regulations, notices or other materials promulgated by the Internal Revenue Service as not constituting an eligible rollover distribution.

2.24	"Employee":  An individual who is:

(a)	a common law employee of a Related Company, or

(b)	a Leased Employee.

2.25	"Employer":  The Company and any other Related Company which adopts the
Plan with the approval of the Company. The Company shall be empowered to act for, and on behalf of, any Employer in all matters respecting the Plan and/or the Trust and any action taken by the Company with respect thereto shall automatically include, and be binding upon, each Employer.

2.26	"ERISA":  The Employee Retirement Income Security Act of 1974, as
amended. Reference to any specific ERISA section shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.27	"Former Participant":  The Plan status of an individual after he has been determined to be a Terminated Participant and his Account has been completely distributed or forfeited.

2.28	"HCE" or "Highly Compensated Employee":  An Employee described as a
Highly Compensated Employee in Section 13.1.

2.29	"Hour of Service":  Each hour for which an Employee is entitled to:

(a)	payment for the performance of duties for any Related Company; or

(b)	back pay, irrespective of mitigation of damages, by award or agreement with any Related Company (and these hours shall be credited to the period to which the award or agreement pertains).

The crediting of Hours of Service shall be in accordance with the U.S. Department of Labor regulation sections 2530.200b-2 and 3. Actual hours shall be used whenever an accurate record of hours are maintained for an Employee. Otherwise, an equivalent number of hours shall be credited for each payroll period in which the Employee would be credited with at least one Hour of Service. The payroll period equivalencies are 45 hours weekly, 90 hours biweekly, 95 hours semimonthly and 190 hours monthly.

If an individual is hired as an Employee by the Company or an Affiliate after performing services for the Company or an Affiliate under circumstances that would have caused the individual to be a Leased Employee, except that he had provided those service to the Company or Affiliate for less than 12 months, then such service shall be included in the determination of such Employee's Hours of Service for eligibility and/or vesting purposes to the extent required by Code section 414(n)(4)(B).

An Employee's service with a predecessor or acquired company shall only be counted in the determination of his Hours of Service for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

2.30	"Hourly Plan":  The Longview Fibre Company Hourly Employees 401(k) Plan,
a qualified profit sharing plan including a cash or deferred arrangement, originally established June 3, 1985.

2.31	"Ineligible Participant":  The Plan status of a Participant who is (1)
an Employee of a Related Company which is not then an Employer, or (2) an Employee of an Employer, but not an Eligible Employee.

2.32	"Investment Fund":  An investment fund as described in Section 8.1.

2.33	"Leased Employee":  An individual, not otherwise an Employee, who, pursuant to an agreement between a Related Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Related Company, unless:

(a)	the individual is covered by a money purchase pension plan maintained by the leasing organization and meeting the requirements of Code section 414(n)(5)(B), and

(b)	such individuals do not constitute more than 20% of all Non-Highly
Compensated Employees of all Related Companies (within the meaning of Code section 414(n)(5)(C)(ii)).

2.34	"Leave of Absence":  A period during which an individual is deemed to be an Employee, but is absent from active employment, provided that the absence:

(a)	was authorized by a Related Company; or

(b)	was due to military service in the United States armed forces and the individual returns to active employment within the period during which he retains employment rights under federal law.

2.35	"Loan Account":  The record maintained for purposes of accounting for a
Participant's loan and payments of principal and interest thereon.

2.36	"NHCE" or "Non-Highly Compensated Employee":  An Employee described as a
Non-Highly Compensated Employee in Section 13.1.

2.37	"Normal Retirement Date":  The date of a Participant's 65th birthday.

2.38	"Owner":  A person with an ownership interest in the capital, profits, outstanding stock or voting power of a Related Company within the meaning of Code section 318 or 416 (which exclude indirect ownership through a qualified plan).

2.39	"Parental Leave":  A period during which the Employee is absent from work due to (1) the pregnancy of such Employee, (2) the birth of a child of such Employee, (3) the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (4) caring for a child of such Employee immediately following the birth or adoption of such child.

2.40	"Participant":  The Plan status of an Eligible Employee after he completes the eligibility requirements and enters the Plan as described in
Section 3.1 and any individual for whom assets have been transferred from a predecessor plan merged, in whole or in part, with the Plan. An Eligible Employee who makes a Rollover Contribution prior to completing the eligibility requirements as described in Section 3.1 shall also be considered a Participant, except that he shall not be considered a Participant for purposes of Plan provisions related to Contributions, other than a Rollover Contribution, until he completes the eligibility requirements and enters the Plan as described in Section 3.1. A Participant's participation continues until his employment with all Related Companies ends and his Account is distributed or forfeited.

2.41	"Pay":  All cash compensation paid to an Eligible Employee by an
Employer while he is a Participant during the current period. Pay excludes reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses, commendation awards, deferred compensation and welfare benefits. Pay is neither increased by any salary credit or decreased by any salary reduction pursuant to Code sections 125 or 402(e)(3). Notwithstanding the foregoing, a Participant's Pay for a Plan Year shall not exceed the limit in effect for such Plan Year under Code section 401(a)(17) (as adjusted for cost of living increases pursuant to Code section 401(a)(17)(B)).

2.42	"Period of Employment":  The period beginning on the date an Employee first performs an Hour of Service and ending on his Severance Date. The period of absence starting on an Employee's Severance Date and ending on the date the Employee next performs an Hour of Service is (1) included in the Employee's Period of Employment if the period of absence does not exceed one year, and (2) excluded from the Employee's Period of Employment if the period of absence exceeds one year.

If an individual is hired as an Employee by the Company or an Affiliate after performing services for the Company or an Affiliate under circumstances that would have caused the individual to be a Leased Employee, except that he had provided those service to the Company or Affiliate for less than 12 months, then such service shall be included in the determination of such Employee's Period of Employment for eligibility and/or vesting purposes to the extent required by Code section 414(n)(4)(B).

An Employee's service with a predecessor or acquired company shall only be counted in the determination of his Period of Employment for eligibility and/or vesting purposes if (1) the Company directs that credit for such service be granted, or (2) a qualified plan of the predecessor or acquired company is subsequently maintained by any Related Company.

2.43	"Plan":  The Longview Fibre Company Branch Plan Hourly Employees' 401(k)
Plan set forth in this document, as from time to time amended.

2.44	"Plan Year":  The 12-consecutive-month period beginning each January 1 and ending on the following December 31, which shall be the annual accounting period of the Plan and Trust.

2.45	"QDRO":  A domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Code section 414(p).

2.46	"Related Company":  The Company and any other corporation, trade or business which is, together with the Company, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code sections 414(b), (c), (m) or (o), except that for purposes of Article 14 "within the meaning of Code sections 414(b), (c), (m) or (o), as modified by Code section 415(h)" shall be substituted for the preceding reference to "within the meaning of Code sections 414(b), (c), (m) or (o)."

2.47	"Required Beginning Date":  The latest date benefit payments shall commence to a Participant. Such date shall be the April 1 of the calendar year immediately following the later of the calendar year in which the Participant retires from employment with all Related Companies or the calendar year in which the Participant attains age 70 1/2; provided, that if a Participant is a "5% Owner" (as defined below) with respect to the calendar year in which the Participant attains age 70 1/2, then the Participant's Required Beginning Date is April 1 of the calendar year immediately following the calendar year in which the Participant attains age 70 1/2.

(a)	Any Participant (other than a 5% Owner) who attained age 70 1/2 in years after 1995 and before January 1, 2003 may elect by April 1 of the calendar year following the year in which the Participant attained age 70 1/2, (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until April 1 of the calendar year following the calendar year in which the Participant retires. If no such election is made, the Participant will begin receiving distributions by the April 1 of the calendar year following the calendar year in which the Participant attained age 70 1/2 (or by December 31, 1997, in the case of a Participant attaining age 70 1/2 in 1996.)

(b)	Any Participant (other than a 5% Owner) who attained age 70 1/2 in a year prior to 1997 may elect to stop distributions and recommence benefit payments by April 1 of the calendar year following the calendar year in which the Participant retires.

A Participant shall be considered a 5% Owner for the purpose of this Section
2.48 if such Participant is a 5% Owner as defined in Code section 416(i) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once minimum required distributions begin to a 5% Owner, they must continue to be distributed even if the Participant ceased to be a 5% Owner in a subsequent year.

2.48	"Salaried Plan":  The Longview Fibre Company Salaried 401(k) Savings
Plan (formerly known as the Longview Fibre Company Salaried Savings Plan with 401(k) Provisions), a qualified profit sharing plan including a cash or deferred arrangement, originally established June 1, 1977.

2.49	"Severance Date":  The earlier of (1) the date on which the Employee's employment with all Related Companies terminates because the Employee quits, is discharged, retires or dies, and (2) the first anniversary of the date on which the Employee commences a continuous absence from active employment with the Related Companies for any other reason, such as vacation, holiday, sickness, disability, Leave of Absence or layoff.

2.50	"Terminated Participant":  The Plan status of a Participant who is not an Employee and with respect to whom the Administrator has reported to the Trustee that the Participant's employment has terminated with all Related Companies.

2.51	"Transition Account":  An account consisting of the sum of the sub-
accounts of individual non-vested Account balances of Terminated Participants.

2.52	"Trust":  The trust established pursuant to this Plan for the purposes of holding the assets of the Plan. The terms of the Trust are set forth in the Trust Agreement.

2.53	"Trust Agreement":  The separate legal document executed between the
Company and the Trustee, which describes and governs the Trustee's responsibilities related to the Plan; provided, however, that prior to June 30, 2000, the term "Trust Agreement" means the provisions governing the administration of the Trust and the Trustee's responsibilities thereunder which were contained in the previous Plan document. The Trust Agreement constitutes a part of the Plan and its terms are incorporated herein by reference.

2.54	"Trustee":  The person(s) or entity(ies) designated by the Company to serve as trustee of the Trust.

2.55	"Valuation Date":  Each day the New York Stock Exchange is open for trading.

2.56	"Year of Vesting Service":  A 12-month Period of Employment.  Years of
Vesting Service shall include service credited prior to March 1, 1993.

                            ARTICLE 3.  ELIGIBILITY

3.1	Eligibility

All individuals who were Participants as of December 31, 1999 shall continue as Participants hereunder. Each Eligible Employee who was not a Participant as of December 31, 1999 shall become a Participant on the first day of the first month commencing after the date he completes a 12-consecutive-month eligibility period during which he is credited with at least 870 Hours of Service, provided he is an Eligible Employee on such date. An Employee's initial eligibility period begins on the date he first performs an Hour of Service. If the Employee fails to complete 870 Hours of Service during his initial eligibility period, subsequent eligibility periods begin on the first day of each Plan Year commencing after the date on which the Employee first performs an Hour of Service.

3.2	Ineligible Employees

If an Employee completes the above eligibility requirements, but is not an Eligible Employee at the time participation would otherwise begin (if he were an Eligible Employee), he shall become a Participant on the first subsequent date on which he is an Eligible Employee.

3.3	Ineligible, Terminated or Former Participants

An Ineligible, Terminated or Former Participant may not make or share in any Contributions, other than such Contributions due to be made on his behalf after the date he became an Ineligible, Terminated or Former Participant for periods prior to such date, nor may an Ineligible or Terminated Participant be eligible for a new Plan loan (except as described in Section 10.1), during the period he is an Ineligible or Terminated Participant, but he shall continue to participate for all other purposes. An Ineligible, Terminated or Former Participant shall automatically become an active Participant on the date he again becomes an Eligible Employee.

                    ARTICLE 4.  PARTICIPANT CONTRIBUTIONS

4.1	Pre-Tax Contribution Election

Upon becoming a Participant, an Eligible Employee may elect to reduce his Pay by an amount which does not exceed the Contribution Dollar Limit or any other limits established by the Administrator pursuant to Section 4.5, and have such amount contributed to the Plan by the Employer as a Pre-Tax Contribution. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay. Pre-Tax Contributions shall be deducted from the Participant's Pay prior to the imposition of federal and state income taxes.

4.2	After-Tax Contribution Election

Upon becoming a Participant, an Eligible Employee may elect to make After-Tax Contributions to the Plan in an amount which does not exceed any limits established by the Administrator pursuant to Section 4.5. The election shall be made in such manner and with such advance notice as prescribed by the Administrator and may be limited to a whole percentage of Pay. After-Tax Contributions shall be deducted from the Participant's Pay after the imposition of federal and state income taxes.

4.3	Changing a Contribution Election

A Participant who is an Eligible Employee may change his Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election change shall be effective with the first payroll paid after such date (or as soon as administratively practicable thereafter).
A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

4.4	Revoking and Resuming a Contribution Election

A Participant may revoke his Contribution election at any time in such manner and with such advance notice as prescribed by the Administrator, and such revocation shall be effective with the first payroll paid after such date (or as soon as administratively practicable thereafter).

A Participant who has revoked his Contribution election and who is an Eligible Employee may resume Contributions by making a new election at any time in such manner and with such advance notice as prescribed by the Administrator, and such election shall be effective with the first payroll paid after such date (or as soon as administratively practicable thereafter).

4.5	Contribution Percentage Limits

The Administrator may establish and change from time to time, separate minimum and maximum Pre-Tax and After-Tax Contribution percentages and/or a maximum combined Pre-Tax and After-Tax Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator may establish any lower percentage limits for Highly Compensated Employees as it deems necessary to satisfy the tests described in Article 13.

4.6	Refunds When Contribution Dollar Limit Exceeded

The amount of Pre-Tax Contributions and comparable contributions to other plans maintained by the Related Companies made on behalf of a Participant for a calendar year may not exceed the Contribution Dollar Limit in effect for such calendar year. If the Administrator determines that the Pre-Tax Contributions made on behalf of a Participant (when combined with comparable contributions made for such calendar on behalf of such Participant to other plans maintained by the Related Companies) would exceed the Contribution Dollar Limit for such calendar year, then the Employer will not make any additional Pre-Tax Contributions to the Plan on behalf of that Participant for the remainder of that calendar year, paying in cash to the Participant any amounts that would result in the Pre-Tax Contributions made on behalf of the Participant for the calendar year exceeding the Contribution Dollar Limit. If the Administrator determines that the Pre-Tax Contributions already contributed to the Plan for a calendar year on behalf of a Participant (when combined with comparable contributions made for such calendar on behalf of such Participant to other plans maintained by the Related Companies) exceed the Contribution Dollar Limit, the Administrator will direct the Trustee to distribute the amount of Pre-Tax Contributions in excess of the Compensation Dollar Limit, adjusted for investment gain or loss, to the Participant no later than the April 15 following the end of the calendar year in which the excess occurred. The excess amount shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Matching Contributions attributable to excess Pre-Tax Contributions refunded under this
Section 4.6(a), adjusted for investment gain or loss, shall be forfeited and used as described in Article 9. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

A Participant who makes Pre-Tax Contributions for a calendar year to the Plan and comparable contributions to any other qualified defined contribution plan, simplified employee pension plan, SIMPLE retirement account plan or tax-sheltered annuity, irrespective of whether a Related Company maintains such other plan, in excess of the Contribution Dollar Limit may notify the Administrator in writing by the following March 1 that an excess has occurred and the amount of such excess such Participant attributes to the Plan. If the Administrator receives timely notice from the Participant, the amount of the excess attributed to the Plan by the Participant, adjusted for investment gain or loss, shall be refunded to the Participant by the April 15 following the year of deferral and shall not be included as an Annual Addition (as defined in Section 14.1) under Code section 415 for the year contributed. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Matching Contributions attributable to excess Pre-Tax Contributions refunded under this Section 4.6(b), adjusted for investment gain or loss, shall be forfeited and used as described in
Article 9. Refunds and forfeitures shall not include investment gain or loss for the period between the end of the applicable calendar year and the date of distribution or forfeiture.

The Administrator shall reduce the amount of excess Pre-Tax Contributions to be refunded pursuant to this Section 4.6(c) to a Participant for a calendar year by the amount of Pre-Tax Contributions previously distributed pursuant to
Section 13.3 to the Participant for the Plan Year beginning with or within such calendar year.

4.7	Timing, Posting and Tax Considerations

Pre-Tax Contributions and After-Tax Contributions may only be made through payroll deduction. Such amounts shall be paid to the Trustee in cash and posted to each Participant's Account(s) as soon as such amounts can reasonably be separated from the Employer's general assets and balanced against the specific amount made on behalf of each Participant. In no event, however, shall such amounts be paid to the Trustee more than 15 business days following the end of the month that includes the date amounts are deducted from a Participant's Pay (or as that maximum period may be otherwise extended by ERISA). Pre-Tax Contributions shall be treated as Contributions made by an Employer in determining tax deductions under Code section 404(a).

                      ARTICLE 5.  ROLLOVERS AND TRANSFERS

5.1	Rollover Contributions

The Administrator may authorize the Trustee to accept a Rollover Contribution in cash, directly from an Eligible Employee or as a Direct Rollover from another qualified plan on behalf of the Eligible Employee, even if he is not yet a Participant. The Employee shall be responsible for providing satisfactory evidence, in such manner as prescribed by the Administrator, that such Rollover Contribution qualifies as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii). Such amounts received directly from an Eligible Employee must be paid to the Trustee in cash within 60 days after the date received by the Eligible Employee from a qualified plan or conduit individual retirement account. Rollover Contributions shall be posted to the Eligible Employee's Rollover Account as of the date received by the Trustee.

If the Administrator later determines that an amount contributed pursuant to the above paragraph did not in fact qualify as a rollover contribution, within the meaning of Code section 402(c) or 408(d)(3)(A)(ii), the balance credited to the Participant's Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a nonqualified trust established by and for the benefit of the Participant, and (3) distributed to the Participant. Any such amount shall be deemed never to have been a part of the Plan.

5.2	Transfers From and To Other Qualified Plans

The Administrator may instruct the Trustee to receive assets in cash or in kind directly from another qualified plan or to transfer assets in cash or in kind directly to another qualified plan; provided that receipt of a transfer shall not be directed if:

(a)	any amounts are not exempted by Code section 401(a)(11)(B) from the annuity requirements of Code section 417 unless the Plan complies with such requirements; or

(b)	any amounts include benefits protected by Code section 411(d)(6) which would not be preserved under applicable Plan provisions.
The Trustee may refuse to receive any such transfer if:

(a)	the Trustee finds the in kind assets unacceptable; or

(b)	instructions for posting amounts to Participants' Accounts are incomplete.

Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Trustee. To the extent a receipt of a transfer includes Participant loans, such loans shall continue in effect subject to the terms and conditions in effect as of the date of the transfer.

Such transfers from and to other qualified plans may be for the purpose of transferring assets from the Salaried Plan and/or the Hourly Plan representing assets attributable to the vested and non-vested account balances of participants thereunder who are no longer eligible to participate in the Salaried Plan and/or the Hourly Plan and are eligible to participate in the Plan (which amounts shall then become subject to the Plan's vesting schedule which schedule is the same as the vesting schedule in the Salaried Plan and the Hourly Plan) or for the purpose of transferring assets from the Plan to the Salaried Plan and/or the Hourly Plan representing assets attributable to the vested and non-vested Account balances of Participants hereunder who are no longer eligible to participate in the Plan and who are eligible to participate in the Salaried Plan or the Hourly Plan (which amounts shall then become subject to the Salaried Plan's or the Hourly Plan's vesting schedule, respectively, each of which is the same as the vesting schedule in the Plan).

                      ARTICLE 6.  MATCHING CONTRIBUTIONS

6.1	Eligibility

(a)	Collectively Bargained Employees.  For each pay period, the Employer shall make a Matching Contribution in the amount specified in Section 6.2(a) on behalf of each Participant who made Pre-Tax Contributions during such payroll period, and whose terms and conditions of employment with the Employer are governed by a collective bargaining agreement which provides for Matching Contributions.

(b)	Non-collectively Bargained Employees.  For each pay period, the Employer shall make a Matching Contribution in the amount specified in Section 6.2(b) on behalf of each Participant who made Pre-Tax Contributions during such payroll period, and whose terms and conditions of employment with the Employer are not governed by a collective bargaining agreement.

6.2	Amount

(a)	Collectively Bargained Employees.  The Matching Contribution (including any forfeiture amounts applied as Matching Contributions in accordance with
Article 9) made for a pay period on behalf of each Participant who is eligible for such Matching Contribution pursuant to Section 6.1(a) shall be determined in accordance with the collective bargaining agreement governing the terms and conditions of the Participant's employment with the Employer.

(b)	Non-collectively Bargained Employees.  The Matching Contribution
(including any forfeiture amounts applied as Matching Contributions in accordance with Article 9) made for a pay period on behalf of each Participant who is eligible for such Matching Contribution pursuant to Section 6.1(b) shall be in such amount as the Company, in its sole discretion, may determine (which amount may be zero).

6.3	Timing, Medium and Posting

The Employer shall make each payroll period's Matching Contribution in cash as soon as administratively feasible after the end of such payroll period, and for purposes of deducting such Contribution, not later than the Employer's federal tax filing date, including extensions. Such amounts shall be paid to the Trustee and posted to each Participant's Matching Contribution Account once the total Matching Contribution received has been balanced against the specific amount to be credited to each Participant's Matching Contribution Account.

                            ARTICLE 7.  ACCOUNTING

7.1	Individual Participant Accounting

(a)	For accounting purposes, the Administrator will establish and maintain
(to the extent necessary) in the name of each Participant Accounts to reflect such Participant's interest in the Plan. Separate subaccounts within each Account may be established as necessary to reflect the Investment Funds in which such Account is invested or for such other reasons as the Administrator may deem necessary or advisable for the proper administration of the Plan.

(b)	Participant loans shall be held in a separate Loan Account of the
Participant and accounted for as an earmarked asset of the borrowing Participant's Account.

7.2	Allocation of Investment Gains and Losses

(a)	As of each Valuation Date, the net income (or loss) of the Trust since the immediately preceding Valuation Date shall be determined. Net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust assets, interest income, dividends and other income and gains (or losses) attributable to Trust assets since the immediately preceding Valuation Date, reduced by any expenses charged to the Trust for the period since the immediately preceding Valuation Date.

(b)	The net income (or loss) of the Trust will be determined separately for each Investment Fund and allocated among the Accounts of the Participants in proportion to the respective balances of such Accounts invested in each such Investment Fund.

7.3	Accounting for Allocations

The Administrator will establish accounting procedures for the purpose of making the allocations to Participants' Accounts. From time to time, the Administrator may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Article 7 and the requirements of the Code and ERISA.

7.4	Error Correction

The Administrator may correct any errors or omissions in the administration of the Plan by restoring any Participant's Account balance with the amount that would be credited to the Account had no error or omission been made. Funds necessary for any such restoration shall be provided through payment made by the Employer, or by the Trustee to the extent the error or omission is attributable to actions or inactions of the Trustee, or if the restoration involves an Account holding amounts contributed by an Employer, the Administrator may direct the Trustee to use forfeiture amounts.

7.5	Participant Statements

The Administrator shall provide Participants with statements of their Accounts as soon after the end of each quarter of the Plan Year as administratively feasible. With regard to a Terminated Participant, such statements need not include the portion, if any, of his non-vested Account balance maintained in the Transition Account.

7.6	Special Accounting During Conversion Period

The Administrator and Trustee may use any reasonable accounting methods in performing their respective duties during any Conversion Period. This includes, but is not limited to, the method for allocating net investment gains or losses and the extent, if any, to which contributions received by and distributions paid from the Trust during this period share in such allocation.

7.7	Accounts for Alternate Payees

A separate Account shall be established for an Alternate Payee entitled to any portion of a Participant's Account under a QDRO as of the date and in accordance with the directions specified in the QDRO. In addition, a separate Account may be established during the period of time the Administrator is determining whether a domestic relations order qualifies as a QDRO. Such a separate Account shall be valued and accounted for in the same manner as any other Account.

(a)	Distributions Pursuant to QDROs.  If a QDRO so provides (or the portion of the Participant's Account payable to the Alternate Payee does not exceed $5,000), the portion of a Participant's Account payable to an Alternate Payee may be distributed, in a form permissible under Article 12, to the Alternate Payee at any time beginning as soon as practicable after the Administrator's determination that the domestic relations order constitutes a QDRO is made, regardless of whether the Participant is entitled to a distribution from the Plan at such time. The Alternate Payee shall be provided the notice prescribed by Code section 402(f).

(b)	Participant Loans.  Except to the extent required by law, an Alternate
Payee, on whose behalf a separate Account has been established, shall not be entitled to borrow from such Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans shall continue to be held in the Participant's Account and shall not be divided between the Participant's and Alternate Payee's Accounts.

(c)	Investment Direction.  If a separate Account has been established on behalf of an Alternate Payee and has not yet been distributed, the Alternate Payee may direct the investment of such Account in the same manner as if he were a Participant.

                  ARTICLE 8.  INVESTMENT FUNDS AND ELECTIONS

8.1	Investment Funds

Except for Loan Accounts and any unallocated funds invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds, pending allocation to Participants' Accounts or disbursement to pay Plan fees and expenses and the Transition Account, the Trust shall be maintained in various Investment Funds. The Administrator shall select the Investment Funds that will be offered to Participants and may change the number or characteristics of the Investment Funds at any time and in any way it deems appropriate. The Administrator shall promptly inform the Trustee, the applicable investment manager, if any, and the Participants of the objectives of each Investment Fund and of any changes thereto.

The Administrator may set a maximum percentage of the total election that a Participant may direct into any specific Investment Fund, which maximum may be changed from time to time by the Administrator.

8.2	Responsibility for Investment Choice

Each Participant shall direct the investment of all of his Accounts among the Investment Funds then available in accordance with, and subject to, such rules as the Administrator shall establish.

Each Participant shall be solely responsible for the selection of his Investment Fund choices, and none of the Trustee, the Administrator, the Committee or any of the Employers will be liable for any loss that may occur in connection with, or as a result of, such selection. No fiduciary with respect to the Plan is empowered to advise a Participant as to the manner in which his Accounts are to be invested, and the fact that an Investment Fund is offered shall not be construed to be a recommendation for investment.

Notwithstanding, a Terminated Participant shall not direct the investment of his non-vested Account balance. A Terminated Participant's non-vested Account balance shall be held in the Transition Account and invested in interest bearing deposits (which may include interest bearing deposits of the Trustee) and/or money market type assets or funds.

During any Conversion Period, Trust assets may be held in any investment vehicle permitted by the Plan, as directed by the Administrator, irrespective of prior Participant investment elections.

8.3	Investment Fund Elections

(a)	Initial Investment Direction.  A Participant shall direct, as of the date he becomes a Participant, the percentage of the future contributions to his Accounts that will be invested in each of the Investment Funds available at that time in such increments, in such manner and subject to such other rules as the Administrator shall establish. If a Participant fails to specifically direct the investment of any portion of the future contributions to his Accounts, then the Participant will be deemed to have directed that such contributions be invested in a money market (or an equivalent) fund.

(b)	Transfers and Rollovers.  A Participant shall direct, as of the date of transfer or rollover of amounts from another plan to the Plan, the percentage of such amounts that will be invested in each of the Investment Funds available at that time in such increments, in such manner and subject to such other rules as the Administrator shall establish. If a Participant fails to specifically direct the investment of any portion of such transferred amounts, then the Participant will be deemed to have directed that such amounts be invested in a money market (or an equivalent) fund.

(c)	Change in Investment Direction.  A Participant's direction of investment for future contributions will remain in effect until changed by the Participant. A Participant may change his investment direction for future contributions to his Accounts at such times, in such increments and subject to such rules as the Administrator shall establish. In addition, each Participant may direct that the amounts allocated to his Accounts be reallocated among the Investment Funds then available at such times, in such increments and subject to such rules as the Administrator shall establish.

                     ARTICLE 9.  VESTING AND FORFEITURES

9.1	Fully Vested Accounts

A Participant shall be 100% vested in the following Accounts at all times:

            Pre-Tax Contribution Account
            After-Tax Contribution Account
            Rollover Account
            Prior Matching Contribution Account

9.2	Full Vesting Upon Certain Events

A Participant will become 100% vested in his Matching Contribution Account on his attainment of Normal Retirement Age while an Employee or upon his terminating employment with all Related Companies due to his Disability or death.

9.3	Vesting Schedule

(a)	In addition to the vesting provided in Sections 9.1 and 9.2 hereof, a
Participant will become vested in that portion of his Matching Contribution Account attributable to Matching Contributions related to Plan Years ending prior to January 1, 2002 in accordance with the following schedule:

	     Years of Vesting	     Vested
	         Service	   Percentage

	      Less than 5	       0%
	       5 or more	     100%

(b)	In addition to the vesting provided in Sections 9.1 and 9.2 hereof,
Participant shall become vested in that portion of his Matching Contribution Account attributable to Matching Contributions related to Plan Years ending after December 31, 2001 in accordance with the following schedule:

	     Years of Vesting	     Vested
	         Service	   Percentage

	      Less than 3	       0%
	       3 or more	     100%

9.4	Non-Vested Account Balances of Terminated Participants

The non-vested balance of a Terminated Participant's Matching Contribution Account shall be transferred to the Transition Account on (or as soon as administratively practicable after) the date on which the Administrator reports to the Trustee that the Participant's employment has terminated with all Related Companies and shall be maintained as a sub-account in the Transition Account. The Trustee shall maintain records necessary to identify each Terminated Participant's non-vested Account balance at least annually and as of the earlier of the date the Administrator reports to the Trustee that the Terminated Participant is again an Employee or the date the Terminated Participant forfeits his nonvested Account balance pursuant to Section 9.5.

If a Terminated Participant again becomes an Employee before forfeiting his nonvested Account balance, then his non-vested Account balance shall no longer be maintained as a sub-account in the Transition Account and shall be recombined with his remaining Account balance. The non-vested Account balance shall be credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

9.5	Forfeitures of Non-Vested Account Balances Upon Certain Events

A Terminated Participant shall forfeit his non-vested Account balance on the earliest of:

(a)	the date he is determined to be a Terminated Participant, if his vested
Account balance is zero;

(b)	the date he receives a complete distribution of his vested Account balance; or

(c)	the date he incurs a Break in Service.

A Terminated Participant who has no vested interest will be deemed to have received a distribution of his entire vested Account balance on his Severance Date. A Participant whose entire vested Account balance has been distributed from the Plan or who has no vested interest will be deemed cashed out from the Plan.

9.6	Use of Forfeiture Amounts

Forfeiture amounts shall be used to restore Accounts of rehired Former Participants, to pay Plan fees and expenses and to reduce future Matching Contributions, as directed by the Administrator.

9.7	Rehired Employees

(a)	Service Restoration.  If a former Employee is rehired before incurring a
Break in Service, or after incurring a Break in Service if (1) he had a vested interest in his Accounts derived from Contributions made by an Employer, or
(2) the length of his break does not equal or exceed his pre-break service, all Periods of Employment credited when his employment last terminated shall be counted in determining his vested interest. Otherwise, his Periods of Employment credited when his employment last terminated shall not be counted in determining his vested interest.

(b)	Account Restoration.  If a former Employee again becomes an Employee before he incurs a Break in Service, but after he forfeits his nonvested Account balance, the amount forfeited after his employment last terminated shall be restored to his Account. The restoration shall include the interest earned on such amount from the date deposited to the Transition Account until the date such amount was forfeited. The restoration amount shall come from forfeiture amounts to the extent possible, and any additional amount needed shall be contributed by the Employer. The Participant's vested interest in his restored Account shall then be equal to:

V% times (AB + D) - D

        where:

V%	=	current vested percentage
AB	=	current Account balance
D	=	amount previously distributed from Account and
                deemed repaid


                        ARTICLE 10.  PARTICIPANT LOANS

10.1	Participant Loans Permitted

Loans to Participants are permitted pursuant to the terms and conditions set forth in this Section, except that a loan shall not be permitted to a Participant who is no longer an Employee or to a Beneficiary or an Alternate Payee, unless such Participant, Beneficiary or Alternate Payee is otherwise a party in interest (as defined in ERISA section 3(14)).

10.2	Loan Application, Note and Security

A Participant shall apply for any loan in such manner and with such advance notice as prescribed by the Administrator. Each loan shall be evidenced by a promissory note, secured only by the portion of the Participant's Account from which the loan is made, and the Plan shall have a lien on this portion of the Participant's Account.

10.3	Spousal Consent

A Participant is not required to obtain the consent of his spouse in order to borrow from his Account under the Plan.

10.4	Loan Approval

The Administrator is responsible for determining that a loan request conforms to the requirements described in this Section and granting such request.

10.5	Loan Funding Limits, Account Sources and Funding Order

The loan amount must meet all of the following limits as determined as of the date the loan is processed and shall be funded from the Participant's Accounts as follows:

(a)	Plan Minimum Limit.  The minimum amount for any loan is $1,000.

(b)	Plan Maximum Limit, Account Sources and Funding Order.  Subject to the
legal limit described in (c) below, the maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of the following of the Participant's Accounts which are fully vested in the priority order as follows:

                 Pre-Tax Contribution Account
                 Matching Contribution Account
                 Prior Matching Contribution Account
                 Rollover Account
                 After-Tax Contribution Account

(c)	Legal Maximum Limit.  The maximum a Participant may borrow, including the aggregate outstanding balances of existing Plan loans, is 50% of his vested Account balance, not to exceed $50,000. However, the $50,000 maximum is reduced by the Participant's highest aggregate outstanding Plan loan balance during the 12-month period ending on the day before the date as of which the loan is processed. For purposes of this paragraph, the qualified plans of all Related Companies shall be treated as though they are part of the Plan to the extent it would decrease the maximum loan amount.

10.6	Maximum Number of Loans

A Participant may have only one loan outstanding at any given time.

10.7	Source and Timing of Loan Funding

A loan to a Participant shall be made solely from the assets of his own Account. The available assets shall be determined first by Account and then within each Account used for funding a loan amounts shall be taken from the Investment Funds in direct proportion to the market value of the Participant's interest in each Investment Fund as of the Valuation Date on which the loan is processed. The Trustee shall distribute the loan proceeds to the Participant as soon as administratively practicable after the loan is processed.

10.8	Interest Rate

The interest rate charged on Participant loans shall be a fixed reasonable rate of interest, determined from time to time by the Administrator, which provides the Plan with a return commensurate with the prevailing interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

10.9	Loan Payment

Substantially level amortization shall be required of each loan with payments made at least monthly, generally through payroll deduction. Loans may be prepaid in full or in part at any time. The Participant may choose the loan repayment period, not to exceed five years, except that the repayment period may be for any period not to exceed 15 years if the purpose of the loan is to acquire the Participant's principal residence.

10.10	Loan Payment Hierarchy

Loan principal payments shall be credited to the Participant's Accounts in the inverse of the order used to fund the loan. Loan interest shall be credited to the Participant's Accounts in direct proportion to the principal payment. Loan payments are credited to the Investment Funds based upon the Participant's current investment election for new Contributions.

10.11	Repayment Suspension

The Administrator may agree to a suspension of loan payments for up to 12 months for a Participant who is on a Leave of Absence without pay. During the suspension period, interest shall continue to accrue on the outstanding loan balance. At the expiration of the suspension period all outstanding loan payments and accrued interest thereon shall be due unless otherwise agreed upon by the Administrator.

10.12	Loan Default

A loan is treated as in default if a scheduled loan payment is not made at the time required. A Participant shall then have a grace period to cure the default before it becomes final. Such grace period shall be for a period that does not extend beyond the last day of the calendar quarter following the calendar quarter in which the scheduled loan payment was due or such lesser or greater maximum period as may later be authorized by Code section 72(p).

In the event a default is not cured within the grace period, the Administrator may direct the Trustee to report the outstanding principal balance of the loan and accrued interest thereon as a taxable distribution to the Participant. As soon as a Plan withdrawal or distribution to such Participant would otherwise be permitted, the Administrator may instruct the Trustee to execute upon its security interest in the Participant's Account by distributing the note to the Participant.

10.13	Termination of Employment or of Plan

The unpaid balance of a Participant's loan (together with interest accrued thereon) shall be immediately due and payable on the Participant's Severance Date, unless the Participant is otherwise a party in interest (as defined in ERISA section 3(14)). Similarly, the unpaid balance of a Participant's loan (together with interest accrued thereon) shall be immediately due and payable on the date the Plan is terminated and shall be in default if not repaid in full on such date. Any loan that is in default under this Section 10.13 shall be treated as described in Section 10.12.

                       ARTICLE 11.  IN-SERVICE WITHDRAWALS

11.1	Hardship Withdrawals

(a)	Requirements.  A Participant who is an Employee may request the withdrawal from his vested Accounts of up to the amount necessary to satisfy a financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal). Only requests for withdrawals (1) on account of a Participant's "Deemed Financial Need" or "Demonstrated Financial Need", and (2) which are "Deemed Necessary" or "Demonstrated as Necessary" to satisfy the financial need shall be approved.

(b)	"Deemed Financial Need."  An immediate and heavy financial need relating to:

(1)	the payment of unreimbursed medical expenses (described under Code section 213(d)) previously incurred by the Employee, or his spouse or dependents (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

(2)	the purchase (excluding mortgage payments) of the Employee's principal residence;

(3)	the payment of unreimbursed tuition, related educational fees and room and board for up to the next 12 months of post-secondary education for the Employee or his spouse or dependents (as defined in Code section 152);

(4)	the payment of funeral expenses of an Employee's family member;

(5)	the payment of amounts necessary for the Employee to prevent losing his principal residence through eviction or foreclosure on the mortgage; or

(6)	any need prescribed by the Internal Revenue Service in a revenue ruling, notice or other document of general applicability that satisfies the safe harbor definition of hardship.

(c)	"Demonstrated Financial Need."  A determination by the Administrator that an immediate and heavy financial need exists relating to:

(1)	a sudden and unexpected illness or accident to the Employee or his spouse or dependents;

(2)	the loss, due to casualty, of the Employee's property other than nonessential property (such as a boat or a television); or

(3)	some other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Employee.

(d)	"Deemed Necessary."  A withdrawal is "Deemed Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need and all of these conditions are met:

(1)	the Employee has obtained all possible withdrawals (other than hardship withdrawals) and nontaxable loans available from the Plan and all other plans maintained by Related Companies;

(2)	the Administrator shall suspend the Employee from making any contributions to the Plan and all other qualified and nonqualified plans of deferred compensation and all stock option or stock purchase plans maintained by Related Companies for 12 months from the date the withdrawal payment is made; and

(3)	the Administrator shall reduce the Contribution Dollar Limit for the
Employee with regard to the Plan and all other plans maintained by Related Companies, for the calendar year next following the calendar year of the withdrawal by the amount of the Employee's Pre-Tax Contributions for the calendar year of the withdrawal.

(e)	"Demonstrated as Necessary."  A withdrawal is "Demonstrated as
Necessary" to satisfy the financial need only if the withdrawal amount does not exceed the financial need, the Employee represents that he is unable to relieve the financial need (without causing further hardship) by doing any or all of the following and the Administrator does not have actual knowledge to the contrary:

(1)	receiving any reimbursement or compensation from insurance or otherwise,

(2)	reasonably liquidating his assets and the assets of his spouse or minor children that are reasonably available to the Employee;

(3)	ceasing his contributions to the Plan;

(4)	obtaining other withdrawals and nontaxable loans available from the
Plan, plans maintained by Related Companies and plans maintained by any other employer; and

(5)	obtaining loans from commercial sources on reasonable commercial terms.

(f)	Account Sources and Funding Order.  A Participant's hardship withdrawal shall be taken only from the Participant's fully vested Accounts in the following order of priority:

              After-Tax Contribution Account
              Rollover Account
              Matching Contribution Account
              Prior Matching Contribution Account
              Pre-Tax Contribution Account

The amount that may be withdrawn from a Participant's Pre-Tax Contribution Account shall not include any earnings credited after December 31, 1988.

(g)	Minimum Amount.  There is no minimum amount for a hardship withdrawal.

(h)	Permitted Frequency.  There is no restriction on the number of hardship withdrawals permitted to a Participant.

(i)	Suspension from Further Contributions.  If a Participant's withdrawal under this Section 11.1 was "Deemed Necessary," then

(1)	such Participant may not make additional Pre-Tax Contributions or After-
Tax Contributions or comparable contributions to any other qualified or nonqualified plan of deferred compensation (but not including a health or welfare plan), other than the mandatory employee contribution portion of a defined benefit plan, for a period of 12 months following the date the withdrawal payment is made;

(2)	and such Participant's Pre-Tax Contributions (and comparable contributions to any other qualified plan maintained by the Related Companies) for such Participant's taxable year immediately following the taxable year of the hardship withdrawal shall be limited to the Contribution Dollar Limit for such year, reduced by the amount of such contributions made by the Participant in the taxable year of the hardship withdrawal.

11.2	After-Tax Contribution Account Withdrawals

(a)	Requirements.  A Participant who is an Employee may elect to withdraw all or any portion of the balance in his After-Tax Contribution Account.

(b)	Minimum Amount.  There is no minimum amount for a withdrawal under this
Section 11.2.

(c)	Permitted Frequency.  There is no restriction on the number of withdrawals permitted under this Section 11.2 to a Participant.

(d)	Suspension from Further Contributions.  Upon making a withdrawal pursuant to this Section 11.2, a Participant may not make additional After-Tax Contributions for a period of six months from the date the withdrawal payment is made.

11.3	Over Age 59 1/2 Withdrawals

(a)	Requirements.  A Participant who is an Employee who has attained age 59 1/2 may withdraw all or any portion of his vested Account balance at any time and for any reason.

(b)	Account Sources and Funding Order.  A Participant's withdrawal shall be taken only from the Participant's fully vested Accounts in the following order of priority, except that the Participant may instead choose to have amounts taken from his After-Tax Contribution Account first:

             Rollover Account
             Pre-Tax Contribution Account
             Matching Contribution Account
             Prior Matching Contribution Account
             After-Tax Contribution Account

(c)	Minimum Amount.  There is no minimum amount for a withdrawal under this
Section 11.3.

(d)	Permitted Frequency.  There is no restriction on the number of withdrawals permitted under this Section 11.3 to a Participant.

(e)	Suspension from Further Contributions.  A withdrawal under this
Section 11.3 shall not affect a Participant's ability to make or be eligible to receive further Contributions.

11.4	Spousal Consent

A Participant is not required to obtain the consent of his spouse in order to receive an in-service withdrawal under the Plan.

11.5	In-Service Withdrawal Approval

The Administrator is responsible for determining whether an in-service withdrawal request conforms to the requirements described in this Section and granting such request.

11.6	Payment Form and Medium

The form of payment for an in-service withdrawal shall be a single lump sum and payment shall be made in cash. Notwithstanding the foregoing, to preserve benefits protected by Code section 411(d)(6), a Participant for whom amounts were transferred from the Salaried Plan (or from the Branch Plant Hourly Plan if such amounts were originally transferred from the Salaried Plan to the Branch Plant Hourly Plan) may elect that payment be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent that such withdrawal is funded from the Company Stock Fund and includes an Account type in the funding hierarchy for which amounts were transferred to the Plan from the Salaried Plan (or from the Branch Plant Hourly Plan if such amounts were originally transferred from the Salaried Plan to the Branch Plant Hourly Plan).

With regard to the portion of an in-service withdrawal representing an Eligible Rollover Distribution, a Participant may elect a Direct Rollover for all or a portion of such amount.

11.7	Source and Timing of In-Service Withdrawal Funding

An in-service withdrawal to a Participant shall be made solely from the assets of his own Account and shall be based on the Account values as of the Valuation Date on which the in-service withdrawal is processed. The available assets shall be determined first by Account and then within each Account used for funding an in-service withdrawal, amounts shall be taken from the Investment Funds in direct proportion to the market value of the Participant's interest in each Investment Fund (which excludes his Loan Account balance) as of the Valuation Date on which the in-service withdrawal is processed. The Trustee shall distribute the withdrawal to the Participant or on behalf of the Participant as soon administratively feasible after the withdrawal is processed.

11.8	Additional Rules

Notwithstanding the foregoing Sections of this Article 11, the following provisions will apply to all withdrawals made under this Article 11:

(a)	A Participant must apply for any in-service withdrawal in such manner, with such advance notice and in accordance with such other rules and procedures as the Administrator may prescribe.

(b)	The amount of any withdrawal may not exceed the value of the vested
Accounts from which it is made as of the Valuation Date on which the withdrawal is processed.

(c)	The Participant shall not be entitled to make a withdrawal under this
Article 11 to the extent that such withdrawal requires distribution of a portion of his Accounts then outstanding in the form of loans.

(d)	In the event of the Participant's death prior to a withdrawal pursuant to this Article 11, the Participant's withdrawal election request, as applicable, shall be deemed to have been revoked.

(e)	In lieu of receiving a withdrawal in cash, the Participant can elect a
Direct Rollover, to the extent the withdrawal constitutes an Eligible Rollover Distribution. The Participant must be provided with the notice prescribed by Code section 402(f), if the withdrawal constitutes an Eligible Rollover Distribution. An in-service withdrawal may commence less than 30 days after the aforementioned notice is provided, if:

(1)	the Participant is clearly informed that he has the right to a period of at least 30 days after receipt of such notice to consider his option to elect or not elect a Direct Rollover for all or a portion, if any, of his in-service withdrawal which constitutes an Eligible Rollover Distribution; and

(2)	the Participant after receiving such notice, affirmatively elects a
Direct Rollover for all or a portion, if any, of his in-service withdrawal which constitutes an Eligible Rollover Distribution or alternatively elects to have all or a portion made payable directly to him, thereby not electing a Direct Rollover for all or a portion thereof.

                      ARTICLE 12.  PAYMENT OF BENEFITS

12.1	Time of Distribution

(a)	In General.  Except as provided otherwise in this Section 12.1 or in
Section 12.5 hereof, a Participant's vested Account balance will be distributed or commence to be distributed to the Participant (or to the Participant's Beneficiary in the case of a deceased Participant) as soon as administratively practicable after the Participant's Severance Date.

(b)	Participant Consent.  If the Participant's vested Account balance exceeds $5,000, such vested Account balance will not be distributed or commence to be distributed to the Participant prior to the Participant's attainment of Normal Retirement Age without the Participant's written consent. A Participant is not required to obtain the consent of his spouse in order to receive a distribution under the Plan.

(c)	Earliest Distribution Date.  Except as provided in Section 12.9, a
Participant's Pre-Tax Contribution Account may not be distributed prior to the earliest of:

(1)	the Participant's separation from service, death or Disability;

(2)	the termination of the Plan without the establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (within the meaning of Code Section 4975(e)(7));

(3)	the Participant's attainment of age 59 1/2; and

(4)	the Participant's incurrence of a hardship, within the meaning of
Section 11.1 hereof.

(d)	Latest Distribution Date Absent Participant Consent.  Unless the
Participant elects otherwise, the Participant's vested Account balance will be distributed or will commence to be distributed no later than 60 days after the end of the Plan Year in which occurs the latest of (1) the Participant's attainment of Normal Retirement Age, (2) the tenth anniversary of the date the Participant became a Participant, and (3) the date on which the Participant's employment with all Related Companies ends. However, if the amount of the payment or the location of the Participant (after a reasonable search) cannot be ascertained by that deadline, payment shall be made no later than 60 days after the earliest date on which such amount or location is ascertained but in no event later than the Participant's Required Beginning Date. A Participant's failure to elect in such manner as prescribed by the Administrator to have his vested Account balance paid to him, shall be deemed an election by the Participant to defer his distribution but in no event shall his benefit payments commence later than his Required Beginning Date.

(e)	Required Beginning Date.  Notwithstanding any provision of the Plan to the contrary, a Participant's vested Account balance must be distributed or commence to be distributed no later than the Participant's Required Beginning Date.

12.2	Amount of Distribution

The amount of a Participant's vested Account balance for distribution purposes shall be determined as of the Valuation Date coinciding with or immediately preceding the date on which the distribution is processed, and will not be adjusted for investment earnings or losses occurring subsequent to such Valuation Date. Distributions shall be processed at such times as the Administrator shall establish, but in any event at least once each calendar month.

12.3	Form and Medium of Payment

(a)	Form.  Effective March 22, 1999, a Participant whose vested Account balance exceeds $5,000 may elect to have such vested Account balance paid in any of the following forms:

(1)	a single lump sum;

(2)	a partial payment, limited to four per Plan Year; or

(3)	quarterly periodic installments over a period not to exceed the life expectancy of the Participant and his Beneficiary.

Effective March 22, 1999, if a Participant's vested Account balance does not exceed $5,000, it will be distributed in the form of a single lump sum.

(b)	Medium.  Distributions shall be made in cash, except to the extent a distribution consists of an outstanding loan (see Article 10). Alternatively, a Participant may elect that a distribution be made in the form of whole shares of Company Stock and cash in lieu of fractional shares to the extent the distribution consists of amounts from the Company Stock Fund. With regard to the portion of a distribution representing an Eligible Rollover Distribution, a Distributee may elect a Direct Rollover for all or a portion of such amount.

12.4	Special Rules for Death Benefits

(a)	Death After Benefit Commencement.  If a Participant dies after distribution of his vested Account balance has commenced, but before his entire vested interest has been distributed, then the remainder of the Participant's vested Account balance will be distributed to the Participant's Beneficiary at least as rapidly as under the distribution method being used as of the date of the Participant's death.

(b)	Death Prior to Benefit Commencement.  If a Participant dies before distribution of his vested Account balance has commenced, then distribution to the Participant's Beneficiary must be completed (1) by December 31 of the calendar year containing the fifth anniversary of the Participant's death, or
(2) if payment commences to a designated Beneficiary by December 31 of the calendar year containing the first anniversary of the Participant's death, over a period that does not exceed the designated Beneficiary's life expectancy. Notwithstanding the preceding sentence, if the designated Beneficiary is the Participant's spouse, then distribution of the Participant's vested Account balance need not be made or commence to be made until the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year in which the Participant's Severance Date occurs. If the Participant's Beneficiary is his surviving spouse, and the spouse dies after the Participant but before distributions have begun to the spouse, then the first sentence of this subsection (b) will be applied as if the surviving spouse were the Participant.

(c)	Beneficiary Designation.  A Participant shall designate his Beneficiary on such forms as are prescribed by and filed with the Administrator. A Participant may change his Beneficiary designation at any time by filing a new Beneficiary designation with the Administrator. Any such change will be effective only if the Participant is alive at the time the Administrator receives such change. The most recent Beneficiary designation on file with the Administrator will be controlling. If a married Participant designates a Beneficiary other than his spouse, that designation will be invalid, unless the Participant's spouse has consented in writing to the designation of a different Beneficiary or it is established to the satisfaction of a Plan representative that the Participant has no spouse, the Participant's spouse cannot be located or the Participant is excused from obtaining such consent because of other circumstances approved in federal regulations. The spouse's written consent to the designation of a different Beneficiary (1) must acknowledge the specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any requirement for further consent by the spouse), (2) must acknowledge the effect of such consent, and (3) must be witnessed by a Plan representative or a notary public. The spouse's consent may not be revoked. However, the consent of one spouse will have no effect with respect to any subsequent spouse.

If there is no valid Beneficiary designation on file with the Administrator, or if no designated Beneficiary survives the Participant, then the Participant's Beneficiary will be the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.

(d)	Death of Beneficiary After Death of Participant.  If the Participant's
Beneficiary dies after the Participant, but before the Participant's vested Account balance has been completely distributed, then the remaining vested Account balance will be distributed to the Beneficiary's estate, unless the Participant's Beneficiary designation provides otherwise.

12.5	Notice to Participant

Not more than 90 days and not less than 30 days before the date as of which the Participant's vested Account balance is to be distributed or commence to be distributed, the Administrator shall provide each Participant whose vested Account balance exceeds $5,000 a written explanation of the optional forms of benefit under the Plan, including the material features and relative values of those options, when the Participant's benefits will be distributed if the Participant fails to make an election, and the Participant's right to defer distribution until the date distribution is required under Section 12.1(d) or, if later and if the Participant elects, the Participant's Required Beginning Date. Distribution of a Participant's vested Account balance may be made or commence to be made less than 30 days after such notice is given, provided that (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to consent to a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

12.6	Minimum Distribution and Incidental Benefit Requirements

(a)	The provisions of the Plan are intended to comply with Code
section 401(a)(9), which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan will be made in conformity with Code section 401(a)(9) and the regulations thereunder, including Treasury Regulation sections 1.401(a)(9)-1 and 1.401(a)(9)-2, which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in the regulations; provided, however, that Code section 401(a)(9) and the regulations thereunder shall override any Plan provisions inconsistent with such Code section and regulations.

(b)	With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

12.7	Incompetent Participant or Beneficiary

Every person receiving or claiming a benefit under the Plan shall be conclusively presumed to be mentally competent until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed; provided, however, that if the Administrator is of the opinion, from information deemed by it to be reliable, that a person entitled to benefits hereunder is unable for any reason to attend to his affairs, the Administrator may direct that any benefits payable hereunder will be withheld until a guardian, conservator, or other legal representative for such person has been duly appointed pursuant to proceedings satisfactory to the Administrator and that such benefits be paid only to such guardian, conservator, or legal representative; or, in the alternative, the Administrator may direct that such benefits be paid to (a) the person himself directly, (b) any relative by blood or connection by marriage of such person appearing to the Administrator to be equitably entitled to same or best qualified to apply same to the comfort, maintenance, and support of such person, or (c) to any custodian under the Uniform Gifts to Minors Act or similar statute. The Administrator's decision on such matters will be conclusive and binding on all persons and parties in interest. The Administrator will not be required to see to the proper application of any payments made to any person pursuant to the provisions of this Section 12.7, and any such payment so made will be a complete discharge of the liability of the Plan, the Trust, the Trustee, the Employer, the Board and the Administrator therefor.

12.8	Beneficiary Dispute

If at any time there is doubt as to the right of any Beneficiary to receive any amount, the Trustee may retain such amount, without liability for any earnings thereon, until the rights thereto are determined, or the Trustee may pay such amount into any court of competent jurisdiction, in either of which events none of the Plan, the Trust, the Trustee, any Employer, the Board or the Administrator will be under any further liability to anyone.

12.9	Divestitures

In the event of a sale by an Employer which is a corporation of: (a) substantially all of the Employer's assets used in a trade or business to an unrelated corporation, or (b) a sale of such Employer's interest in a subsidiary to an unrelated entity or individual, lump sum distributions shall be permitted from the Plan, to Participants who continue employment with the corporation acquiring such assets or who continue employment with such subsidiary, as applicable; provided, however, that distributions shall not be permitted under this Section 12.9 if the purchaser agrees, in connection with the sale, to be substituted as the Company as the sponsor of the Plan or to accept a transfer in a transaction subject to Code section 414(l)(1) of the assets and liabilities representing the Participants' benefits into a plan of the purchaser or a plan to be established by the purchaser.

                        ARTICLE 13.  ADP AND ACP TESTS

13.1	Contribution Limitation Definitions

The following definitions are applicable to this Article 13 (where a definition is contained in both Articles 2 and 13, for purposes of this
Article 13, the Article 13 definition shall be controlling):

(a)	"ACP":  The Average Percentage calculated using Contributions allocated to Participants as of a date within the Plan Year.

(b)	"ACP Test":  The determination of whether the ACP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section
13.2).

(c)	"ADP":  The Average Percentage calculated using Deferrals allocated to
Participants as of a date within the Plan Year.

(d)	"ADP Test":  The determination of whether the ADP is in compliance with the Basic or Alternative Limitation for a Plan Year (as defined in Section
13.2).

(e)	"Average Percentage":  The average of the calculated percentages for
Participants within the specified group. The calculated percentage refers to either the "Deferrals" or "Contributions" (as defined in this Section) made on each Participant's behalf for the Plan Year, divided by his Compensation for the portion of the Plan Year during which he was both an Eligible Employee and a Participant (unless the Company elects, pursuant to Section 2.14, to use Compensation for the entire Plan Year). Pre-Tax Contributions to the Plan or comparable contributions to plans of Related Companies which must be refunded solely because they exceed the Contribution Dollar Limit are included in the percentage for the HCE Group but not for the NHCE Group.

(f)	"Contributions" shall include Matching Contributions and After-Tax
Contributions. In addition, Contributions may include Pre-Tax Contributions, but only to the extent that (1) the Administrator elects to use them, (2) they are not used or counted in the ADP Test, and (3) they otherwise satisfy the requirements as prescribed under Code section 401(m) permitting treatment as Contributions for purposes of the ACP Test.

(g)	"Deferrals" shall include Pre-Tax Contributions.

(h)	"HCE" or "Highly Compensated Employee":  With respect to all Related
Companies, an Employee who (in accordance with Code section 414(q)):

(1)	Was a more than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(2)	Received Compensation during the preceding Plan Year in excess of
$80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and, if the Company so elects, was a member of the top-paid group of employees (i.e., the group consisting of the top 20% of employees when ranked on the basis of Compensation) for such preceding Plan Year.

A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

The determination of who is an HCE and the determination of the number and identity of Employees in the top-paid group shall be made in accordance with Code section 414(q) and regulations issued thereunder. The Employer may make a calendar year data election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Employer that reference the highly compensated employee definition in Code section 414(q).

(i)	"HCE Group" and "NHCE Group":  With respect to all Related Companies, the respective group of HCEs and NHCEs who are eligible to have amounts contributed on their behalf for the Plan Year, including Employees who would be eligible but for their election not to participate or to contribute, or because their Pay is greater than zero but does not exceed a stated minimum. For Plan Years commencing after December 31, 1998, with respect to all Related Companies, if the Plan permits participation prior to an Eligible Employee's satisfaction of the minimum age and service requirements of Code section 410(a)(1)(A), Eligible Employees who have not met the minimum age and service requirements of Code section 410(a)(1)(A) may be excluded in the determination of the NHCE Group, but not in the determination of the HCE Group, for purposes of (i) the ADP Test, if Code section 410(b)(4)(B) is applied in determining whether the 401(k) portion of the Plan meets the requirements of Code section 410(b), or (ii) the ACP Test, if Code 410(b)(4)(B) is applied in determining whether the 401(m) portion of the Plan meets the requirements of Code section 410(b).

(1)	If the Related Companies maintain two or more plans which are subject to the ADP or ACP Test and are considered as one plan for purposes of Code sections 401(a)(4) or 410(b), all such plans shall be aggregated and treated as one plan for purposes of meeting the ADP and ACP Tests, provided that the plans may only be aggregated if they have the same plan year.

(2)	If an HCE is covered by more than one cash or deferred arrangement, or more than one arrangement permitting employee or matching contributions, maintained by the Related Companies, all such plans shall be aggregated and treated as one plan (other than those plans that may not be permissively aggregated) for purposes of calculating the separate percentage for the HCE which is used in the determination of the Average Percentage. For purposes of the preceding sentence, if such plans have different plan years, the plans are aggregated with respect to the plan years ending with or within the same calendar year.

(j)	"Multiple Use Test":  The test described in Section 13.2 which a Plan must meet where the Alternative Limitation (described in Section 13.2) is used to meet both the ADP and ACP Tests.

(k)	"NHCE" or "Non-Highly Compensated Employee":  An Employee who is not an
HCE.

13.2	ADP and ACP Tests

For each Plan Year, the ADP and ACP for the HCE Group must meet either the Basic or Alternative Limitation when compared to the respective preceding Plan Year's ADP and ACP for the preceding Plan Year's NHCE Group, defined as follows:

(a)	Basic Limitation.  The HCE Group Average Percentage may not exceed 1.25 times the NHCE Group Average Percentage.

(b)	Alternative Limitation.  The HCE Group Average Percentage is limited by reference to the NHCE Group Average Percentage as follows:

	  If the NHCE Group	             Then the Maximum HCE
	Average Percentage is:	          Group Average Percentage is:

	    Less than 2%	         2 times NHCE Group Average %
	     2% to 8%	                 NHCE Group Average % plus 2%
	   More than 8%	                  NA- Basic Limitation applies

Alternatively, the Company may elect to use the Plan Year's ADP for the NHCE Group for the Plan Year and/or the Plan Year's ACP for the NHCE Group for the Plan Year. If such election is made, such election may not be changed except as provided by the Code.

13.3	Correction of ADP and ACP Tests.

If the ADP or ACP Tests are not met, the Administrator shall determine, no later than the end of the next Plan Year, a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce the ADP and/or ACP for the HCE Group by a sufficient amount to meet the ADP and ACP Tests.

With regard to each HCE whose Deferral percentage and/or Contribution percentage is in excess of the maximum percentage, a dollar amount of excess Deferrals and/or excess Contributions shall then be determined by (i) subtracting the product of such maximum percentage for the ADP and the HCE's Compensation from the HCE's actual Deferrals and (ii) subtracting the product of such maximum percentage for the ACP and the HCE's Compensation from the HCE's actual Contributions. Such amounts shall then be aggregated to determine the total dollar amount of excess Deferrals and/or excess Contributions. ADP and/or ACP corrections shall be made in accordance with the leveling method as described below.

(a)	ADP Correction.  The HCE with the highest Deferral dollar amount shall have his Deferral dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Deferrals for all HCEs or the dollar amount that would cause his Deferral dollar amount to equal that of the HCE with the next highest Deferral dollar amount. The process shall be repeated until the total of the Deferral dollar amount reductions equals the dollar amount of excess Deferrals for all HCEs.

To the extent an HCE's Deferrals were determined to be reduced as described in the paragraph above, Pre-Tax Contributions shall, by the end of the next Plan Year, be refunded to the HCE, except that such amount to be refunded shall be reduced by Pre-Tax Contributions previously refunded because they exceeded the Contribution Dollar Limit. The excess amounts shall first be taken from unmatched Pre-Tax Contributions and then from matched Pre-Tax Contributions. Any Matching Contributions attributable to refunded excess Pre-Tax Contributions as described in this Section 13.3, adjusted for investment gain or loss for the Plan Year to which the excess Pre-Tax Contributions relate, shall be forfeited and used as described in Article 9.

(b)	ACP Correction.  The HCE with the highest Contribution dollar amount shall have his Contribution dollar amount reduced in an amount equal to the lesser of the dollar amount of excess Contributions for all HCEs or the dollar amount that would cause his Contribution dollar amount to equal that of the HCE with the next highest Contribution dollar amount. The process shall be repeated until the total of the Contribution dollar amount reductions equals the dollar amount of excess Contributions for all HCEs.

To the extent an HCE's Contributions were determined to be reduced as described in the paragraph above, Contributions shall, by the end of the next Plan Year, be refunded to the HCE to the extent vested, and forfeited and used as described in Article 9 to the extent such amounts were not vested, as of the end of the Plan Year being tested. The excess amounts shall first be taken from After-Tax Contributions and then from Matching Contributions.

(c)	Investment Fund Sources.  Once the amount of excess Deferrals and/or
Contributions is determined, and with regard to excess Contributions, allocated by type of Contribution, within each Account from which amounts are refunded or forfeited, amounts shall first be taken from the Investment Funds in direct proportion to the market value of the Participant's interest in each Investment Fund which excludes his Loan Account balance) as of the Valuation Date on which the correction is processed.

13.4	Multiple Use Test

If the Alternative Limitation (defined in Section 13.2) is used to meet both the ADP and ACP Tests, the ADP and ACP for the HCE Group must also comply with the requirements of Code section 401(m)(9). Such Code section requires that the sum of the ADP and ACP for the HCE Group (as determined after any corrections needed to meet the ADP and ACP Tests have been made) not exceed the sum (which produces the most favorable result) of:

(a)	the Basic Limitation (defined in Section 13.2) applied to either the ADP or ACP for the NHCE Group, and

(b)	the Alternative Limitation applied to the other NHCE Group percentage.

13.5	Correction of Multiple Use Test

If the multiple use limit is exceeded, the Administrator shall determine a maximum percentage to be used in place of the calculated percentage for all HCEs that would reduce either or both the ADP or ACP for the HCE Group by a sufficient amount to meet the multiple use limit. Any excess shall be corrected in the same manner that excess Deferrals or Contributions are corrected.

13.6	Adjustment for Investment Gain or Loss

Any excess Deferrals or Contributions to be refunded to a Participant or forfeited in accordance with this Article 13 shall be adjusted for investment gain or loss. Refunds or forfeitures shall not include investment gain or loss for the period between the end of the applicable Plan Year and the date of distribution or forfeiture.

13.7	Testing Responsibilities and Required Records

The Administrator shall be responsible for ensuring that the Plan meets the ADP Test, the ACP Test and the Multiple Use Test, and that the Contribution Dollar Limit is not exceeded. The Administrator shall maintain records which are sufficient to demonstrate that the ADP Test, the ACP Test and the Multiple Use Test, have been met for each Plan Year for at least as long as the Employer's corresponding tax year is open to audit.

13.8	Separate Testing

(a)	Collective Bargaining Units.  The performance of the ADP Test, and if applicable, the ACP Test and the Multiple Use Test, and any corrective action resulting therefrom, shall be conducted separately with regard to Employees who are eligible to participate in the Plan as a result of a collective bargaining agreement.

(b)	Other.  In addition, testing may be conducted separately, at the discretion of the Administrator and to the extent permitted under Treasury regulations, with regard to any group of Employees for whom separate testing is permissible under such regulations.

ARTICLE 14.  MAXIMUM CONTRIBUTION AND BENEFIT LIMITATIONS

14.1	"Annual Addition" Defined

The sum for a Plan Year of all (i) contributions (excluding rollover contributions) and forfeitures allocated to the Participant's Account and his account in all other defined contribution plans maintained by any Related Company, (ii) amounts allocated to the Participant's individual medical account (within the meaning of Code section 415(l)(2)) which is part of a defined benefit plan maintained by any Related Company, and (iii) if the Participant is a key employee (within the meaning of Code section 419A(d)(3)) for the applicable or any prior Plan Year, amounts attributable to post-retirement medical benefits allocated to his separate account under a welfare benefit fund (within the meaning of Code section 419(e)) maintained by any Related Company. The Plan Year refers to the year to which the allocation pertains, regardless of when it was allocated. The Plan Year shall be the Code section 415 limitation year.

14.2	Maximum Annual Addition

Notwithstanding any provision of the Plan to the contrary, a Participant's Annual Addition for any Plan Year shall not exceed the lesser of (i) 25% of his Compensation or (ii) $30,000 (as adjusted for cost of living increases pursuant to Code section 415(d)); provided, however, that clause (i) shall not apply to Annual Additions described in clauses (ii) and (iii) of Section 14.1.

14.3	Avoiding an Excess Annual Addition

If, at any time during a Plan Year, the allocation of any additional Contributions would produce an excess Annual Addition for such year, Contributions to be made for the remainder of the Plan Year shall be limited to the amount needed for each affected Participant to receive the maximum Annual Addition.

14.4	Correcting an Excess Annual Addition

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or if under other facts and circumstances as are found by the Internal Revenue Service to justify the availability of the rules set forth in this Section 14.4, the annual additions to a Participant's Accounts for a limitation year would cause the limitations of Code section 415(c) applicable to that Participant for the limitation year to be exceeded, then the excess amounts shall be eliminated in the following manner:

(a)	The Participant's After-Tax Contributions for the limitation year, together with any income attributable to such Contributions, will be repaid to the Participant to the extent necessary to eliminate such excess. Any amounts returned will be disregarded for purposes of applying the limitation set forth in Section 14.2.

(b)	If, after the application of the immediately preceding paragraph, an excess still exists, then the Participant's unmatched Pre-Tax Contributions for the limitation year, together with any income attributable to such Contributions, will be repaid to the Participant to the extent necessary to eliminate such excess. Any amounts returned will be disregarded for purposes of applying the limitation set forth in Section 14.2.

(c)	If, after the application of the immediately preceding paragraph, an excess still exists, then the Participant's matched Pre-Tax Contributions for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant (and any related Matching Contributions will be forfeited) to the extent necessary to eliminate such excess. Any amounts returned will be disregarded for purposes of applying the limitation set forth in Section 4.5.

(d)	If, after the application of the immediately preceding paragraph, an excess still exists, then the remaining excess will be forfeited by the Participant and used as described in Article 9.

14.5	Correcting a Multiple Plan Excess

If a Participant, whose Account is credited with an excess Annual Addition, received allocations to more than one defined contribution plan, the excess shall be corrected by reducing the Annual Addition to the Plan only after all possible reductions have been made to the other defined contribution plans.

                          ARTICLE 15.  TOP HEAVY RULES

15.1	Top Heavy Definitions

When capitalized, the following words and phrases have the following meanings when used in this Article 15:

(a)	"Aggregation Group":  The group consisting of each qualified plan of the
Related Companies (1) in which a Key Employee is a participant or was a participant during the determination period (regardless of whether such plan has terminated), or (2) which enables another plan in the group to meet the requirements of Code sections 401(a)(4) or 410(b). The Administrator may also treat any other qualified plan of the Related Companies as part of the group if the resulting group would continue to meet the requirements of Code sections 401(a)(4) and 410(b) with such plan being taken into account.

(b)	"Determination Date":  For any Plan Year, the last Valuation Date of the preceding Plan Year or, in the case of the Plan's first Plan Year, the last Valuation Date of that Plan Year.

(c)	"Key Employee":  A current or former Employee (or his Beneficiary) who at any time during the five-year period ending on the Determination Date was:

(1)	an officer of a Related Company whose Compensation (i) exceeds 50% of the amount in effect under Code section 415(b)(1)(A) and (ii) places him within the following highest paid group of officers:

	         Number of Employees	            Number of
	      Not Excluded Under Code	          Highest Paid
	         Section 414(q)(5)	       Officers Included

	            Less than 30	                3
	             30 to 500	              10% of the number of
		                             Employees not excluded
		                               under Code section
		                                    414(q)(8)
	           More than 500	               50

(2)	a more than 5% Owner,

(3)	a more than 1% Owner whose Compensation exceeds $150,000, or

(4)	a more than 0.5% Owner who is among the 10 Employees owning the largest interest in a Related Company and whose Compensation exceeds the amount in effect under Code section 415(c)(1)(A).

(d)	"Plan Benefit":  The sum as of the Determination Date of (1) an
Employee's Account, (2) the present value of his other accrued benefits provided by all qualified plans within the Aggregation Group, and (3) the aggregate distributions made within the five year period ending on such Date. For this purpose, the present value of the Employee's accrued benefit in a defined benefit plan shall be determined by the method that is used for benefit accrual purposes under all such plans maintained by the Related Companies or, if there is no such single method used under all such plans, as if the benefit accrues no more rapidly than the slowest rate permitted by the fractional accrual rule in Code section 411(b)(1)(C). Plan Benefits shall exclude rollover contributions and similar transfers made after December 31, 1983 as provided in Code section 416(g)(4)(A).

(e)	"Top Heavy":  The Plan's status when the Plan Benefits of Key Employees account for more than 60% of the Plan Benefits of all Employees who have performed services at any time during the five-year period ending on the Determination Date. The Plan Benefits of Employees who were, but are no longer, Key Employees (because they have not been an officer or Owner during the five-year period), are excluded in the determination.

15.2	Special Contributions

(a)	Minimum Contribution Requirement.  For each Plan Year in which the Plan is Top Heavy, the Employer shall not allow any contributions (other than a Rollover Contribution from a plan maintained by a non Related Company) to be made by or on behalf of any Key Employee unless the Employer makes a contribution (other than contributions made by an Employer in accordance with a Participant's salary deferral election or contributions made by an Employer based upon the amount contributed by a Participant) on behalf of all Participants who were Eligible Employees as of the last day of the Plan Year in an amount equal to at least 3% of each such Participant's Compensation.

(b)	Overriding Minimum Benefit.  Notwithstanding, contributions shall be permitted on behalf of Key Employees if the Employer also maintains a defined benefit plan which automatically provides a benefit which satisfies the Code section 416(c)(1) minimum benefit requirements, including the adjustment provided in Code section 416(h)(2)(A), if applicable. If the Plan is part of an Aggregation Group under which a Key Employee is receiving a benefit and no minimum contribution is provided under any other plan, a minimum contribution of at least 3% of Compensation shall be provided to the Participants specified in the preceding paragraph, except that if the Aggregation Group consists of a top heavy defined benefit plan "5%" shall be substituted for the preceding reference to "3%" with regard to the Participants specified in the preceding paragraph who are also covered under the defined benefit plan.

15.3	Special Vesting

If the Plan becomes Top Heavy, vesting for all Employees shall thereafter be accelerated to the extent the following vesting schedule produces a greater vested percentage for the Employee than the normal vesting schedule at any relevant time:

	              Years of Vesting	         Vested
	                  Service	        Percentage

	               Less than 3	           0%
	                3 or more	          100%


                        ARTICLE 16.  PLAN ADMINISTRATION

16.1	Company is ERISA Plan Administrator

The Company is the administrator of the Plan (within the meaning of ERISA section 3(16)) and is responsible for compliance with all reporting and disclosure requirements, except those that are explicitly the responsibility of the Trustee under applicable law. The Administrator shall have any necessary authority to carry out such functions through the actions of the duly appointed officers of the Company.

16.2	Authority of Administrator

The Administrator shall have and exercise all discretionary and other authority to control and manage the operation and administration of the Plan, except such authority as may be specifically allocated otherwise under the terms of the Plan, and shall have the power to take any action(s) necessary or appropriate to carry out such authority. Without limiting the foregoing, and in addition to the authority and duties specified elsewhere herein, the Administrator shall have the exclusive right and discretionary authority to:

(a)	construe and interpret the terms and provisions of the Plan;

(b)	determine the eligibility of any person for benefits under this Plan, the amount of any such benefits and all other questions pertaining to the rights of Participants and their Beneficiaries hereunder;

(c)	take all steps deemed necessary or advisable by the Administrator to correct mistakes in administering the Plan;

(d)	formulate, issue, and apply such rules and regulations as it deems necessary or appropriate for the proper and efficient administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan;

(e)	prescribe and require the use of appropriate forms;

(f)	direct the Trustee concerning all payments to be made pursuant to the provisions of the Plan;

(g)	determine the existence of a Disability and, in this connection, may require any Participant to submit to a physical examination by a licensed physician, in accordance with uniform rules and procedures consistently applied to similarly situated individuals; and

(h)	determine and resolve any and all questions arising under this Plan or in connection with the administration thereof or the applicability thereof to any and all individuals, and remedy possible ambiguities or omissions.

16.3	Actions Conclusive

All determinations, conclusions, interpretations, corrections, decisions and other actions of the Administrator in respect of any matter or question relating to the Plan or the administration thereof shall be final, conclusive, and binding on all persons affected thereby and shall be given the maximum possible deference allowed by law.

16.4	Advisors May be Retained

The Administrator may retain such agents and advisors (including attorneys, accountants, actuaries, consultants, record keepers, investment counsel and administrative assistants) as it considers necessary or desirable to assist it in the performance of its duties. Such agents and advisors may be persons who render services or advice to the Employer, a Related Company or the Trustee.

16.5	Furnishing of Information

Any person claiming benefits under this Plan must furnish to the Administrator such documents, evidence, data, or other information as the Administrator deems necessary or desirable for the purpose of administering this Plan or to protect the Plan, the Trust, the Employers, the Board, the Administrator or the Trustee and the provisions of this Plan for each such person are upon the condition that each will furnish promptly full, true and complete data, evidence, and information when requested by the Administrator. The Employer, the Board, the Administrator, the Committee and the Trustee are fully protected in acting and relying upon any information furnished by any person pursuant to the immediately preceding sentence.

16.6	Claims Procedure

(a)	Effective Date.  The claims procedure set forth below is effective for claims decided on or after January 1, 2002. Claims decided prior to January 1, 2002 shall be decided under the claims procedure in effect at the time of such decision

(b)	Filing Claim.  A Participant or a Beneficiary, or the authorized representative of either (the "Claimant"), who believes that he has been denied benefits to which he is entitled under the Plan may file a written claim for such benefits with the Administrator. The Administrator may prescribe a form for filing such claims, and, if it does so, a claim will not be deemed properly filed unless such form is used, but the Administrator shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

(c)	Claim Review.  Claims that are properly filed will be reviewed by the
Administrator, which will make its decision with respect to such claim and notify the Claimant in writing of such decision within 90 days (45 days in the case of a claim related to the Participant's Disability) after the Administrator's receipt of the written claim, provided that the 90-day period (45-day period in the case of a claim related to the Participant's Disability) can be extended for up to an additional 90 days (30 days in the case of a claim related to the Participant's Disability) if the Administrator determines that special circumstances require an extension of time to process the claim and the Claimant is notified in writing of the extension, and the reasons therefor, prior to the commencement of the extension. If the claim is wholly or partially denied, the written response to the Claimant shall include:

(1)	The specific reasons for the denial;

(2)	References to the specific provisions of the Plan document on which the denial is based;

(3)	A description of any additional information necessary for the Claimant to perfect his claim and an explanation why such information is necessary;

(4)	A description of the Plan's claim appeal procedure (and the time limits applicable thereto), as set forth in subsection (c) immediately below;

(5)	A statement of the Claimant's right to bring a civil action under ERISA following an adverse determination on appeal; and

(6)	In the case of an adverse benefit determination related to the
Participant's Disability:

(i)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request; or

(ii)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(d)	Appeal.  If the claim is denied in whole or in part, the Claimant may appeal such denial by filing a written request for appeal with the Administrator within 60 days (180 days in the case of a claim related to the Participant's Disability) of receiving written notice that the claim has been denied. Such written request for appeal should include:

(1)	A statement of the grounds on which the appeal is based;

(2)	Reference to the specific provisions in the Plan document which support the claim;

(3)	The reason or argument why the Claimant believes the claim should be granted and evidence supporting each reason or argument; and

(4)	Any other relevant documents or comments that the Claimant wishes to include.

Appeals will be considered by the Administrator, which will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial determination. The Administrator will make its decision with respect to any such appeal, and notify the Claimant in writing of such decision, within 60 days (45 days in the case of a claim related to the Participant's Disability) after the Administrator's receipt of the written request for appeal; provided that the 60-day period (45-day period in the case of a claim related to the Participant's Disability) can be extended for up to an additional 60 days (45 days in the case of a claim related to the Participant's Disability) if the Administrator determines that special circumstances require an extension of time to process the appeal and the Claimant is notified in writing of the extension, and the reasons therefor, prior to the commencement of the extension. In the event the claim is denied on appeal, the written denial will include:

(1)	The specific reasons for the denial;

(2)	References to the specific provisions of the Plan document on which the denial is based;

(3)	A statement of the Claimant's right to bring a civil action under ERISA;
and

(4)	in the case of an adverse benefit determination related to the
Participant's Disability:

(i)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such a rule, guideline, protocol or similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the Claimant upon request;

(ii)	if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(iii)	the following statement:  "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office or your State insurance regulatory agency."

(e)	Provision of Documents, Records and Other Information.  During the
appeal period, the Claimant will be provided, upon request and free of charge, reasonable access to, and copies of, documents, records and other information relevant to his claim. A document, record or other information will be considered "relevant" to a Claimant's claim, if such document, record or other information:

(1)	Was relied upon by the Administrator in reaching its decision on the claim;

(2)	Was submitted, considered or generated in the course of deciding the claim, without regard to whether the document, record or other information was relied upon by the Administrator in reaching its decision on the claim; or

(3)	Demonstrates compliance with the administrative processes and safeguards required under Department of Labor regulations in making the benefit determination.

(f)	Standard of Review.  Any further review, judicial or otherwise, of the
Administrator's decision on the Claimant's claim will be limited to whether, in the particular instance, the Administrator abused its discretion. In no event will such further review, judicial or otherwise, be on a de novo basis, as the Administrator has discretionary authority to determine eligibility for benefits and to construe and interpret the terms of the Plan.

16.7	Delegation of Administrator Duties

The Company may appoint a committee or committees to assist the Company in the administration of the Plan. Any such appointment shall specify the duties, powers and authority being delegated to the Committee; provided, however, that except to the extent that the Company provides otherwise, any delegation of duties to the Committee shall carry with it the full discretionary authority of the Administrator to complete such duties. The Company shall provide the Trustee with the names and specimen signatures of any persons authorized to serve as Committee members and act as or on its behalf. Committee members shall serve at the pleasure of the Company, but may resign by written notice delivered to the Secretary of the Board. In the case of a vacancy in the membership of the Committee, the remaining members of the Committee may exercise any and all duties, powers and authority conferred upon the Committee pending the filling of the vacancy by the Company. Committee members shall serve without compensation from the Plan for such services.

16.8	Committee Operating Rules

(a)	Actions of Majority.  Any act delegated by the Company to the Committee may be done by a majority of its members. The majority may be expressed by a vote at a meeting or in writing without a meeting, and a majority action shall be equivalent to an action of all Committee members.

(b)	Meetings.  The Committee shall hold meetings upon such notice, place and times as it determines necessary to conduct its functions properly. The Committee shall keep proper records of its proceedings and acts.

(c)	Delegation.  The Committee may authorize one or more of its members to execute documents on its behalf and may delegate to one or more of its members or other individuals who are not members any of its rights, powers, duties and responsibilities as it deems appropriate and as may be so delegated under ERISA. Any such delegation shall be set forth in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

16.9	Liability and Indemnification

The members of the Committee shall use ordinary care and diligence in the performance of their duties, but no member shall be personally liable by virtue of any contract, agreement, or other instrument made or executed by him or on his behalf as a member of the Committee, nor for any mistake of judgment made by himself or any other member, nor for any loss, except insofar as liability may be imposed by ERISA or other applicable law. No member shall be liable for the neglect, omission, or wrongdoing of any other member of the Committee or of the agents or counsel of the Committee, except insofar as liability may be imposed by ERISA or other applicable law. The Employer, the directors on the Board, the Trustee, the Administrator, the members of the Committee and the officers, agents and representatives of any or all of them shall be entitled to rely upon all tables, annual or other valuations, computations, certificates, and reports furnished by any actuary selected or approved by the Company, upon all certificates and reports made by any accountant selected or approved by the Company and upon all opinions given by any legal counsel selected or approved by the Company. The Employer shall indemnify, defend and hold harmless each member and officer of the Committee from, against and with respect to any and all expenses, costs and liabilities, including attorneys' fees, arising out of any act or omission to act as a member or officer of the Committee, except such liabilities and expenses as are due to his gross negligence, willful misconduct or bad faith.

16.10	Agent for Service of Process

If a Committee has been appointed pursuant to Section 16.7, service of legal process with respect to all matters pertaining to the Plan may be made on any member of such Committee. If no Committee has been appointed, then service may be made on the Company's registered agent for service of process.

16.11	Authority to Act for Company

Any power or authority reserved to the Company hereunder will be exercised by the Board, except that the Board may delegate such power and authority to any person(s), committee(s) or organization(s) it deems appropriate.

                             ARTICLE 17.  TRUST

17.1	Trust Agreement

The Plan will be funded through the Trust. All contributions will be paid to the Trustee to be held in the Trust. The Trustee will hold, invest and distribute the funds in the Trust in accordance with the terms of the Trust Agreement and the Plan. The Trustee will not be liable or responsible for determining the amount of any contributions to the Trust or for enforcing payment of such contributions.

17.2	Expenses

All fees and other expenses of the Trustee, the Plan and the Trust will be paid from the Trust, to the extent not paid by the Employer. The Administrator may charge expenses directly to the Accounts to which such expenses relate, if it determines that it is appropriate to do so. The Company may determine that the Employers will pay a lower portion of the fees and expenses allocable to the Accounts of Participants who are no longer Employees or who are not Beneficiaries, unless doing so would result in discrimination prohibited under Code section 401(a)(4) or a significant detriment prohibited by Code section 411(a)(11).

                  ARTICLE 18.  AMENDMENT, MERGER AND TERMINATION

18.1	Amendment

(a)	The Company reserves the right to amend the Plan at any time, to any extent and in any manner it may deem necessary or appropriate. The Committee (if one is appointed by the Company pursuant to Section 16.7 hereof) shall have the authority to adopt Plan amendments which are administrative in nature, are required by law or regulation to maintain the qualified status of the Plan under the Code or are reasonably determined by the Administrator to have no substantial adverse financial impact upon any Employer or the Plan. All interested parties shall be bound by any amendment, provided that no amendment shall:

(1)	except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer or to be used for, or diverted to, any purpose other than for the exclusive benefit of Participants and Beneficiaries entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

(2)	decrease the rights of any Participant to benefits accrued (including the elimination of optional forms of benefits) to the date on which the amendment is adopted, or if later, the date upon which the amendment becomes effective, except to the extent permitted under ERISA and the Code; nor

(3)	permit a Participant to be paid any portion of his Account subject to the distribution rules of Code section 401(k) unless the payment would otherwise be permitted under Code section 401(k).

(b)	If the Plan is amended to change a vesting schedule, such amendment shall not be applied to reduce the nonforfeitable percentage of any Participant's accrued benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment. Unless expressly provided otherwise, the amended vesting schedule will apply to a Participant only if the Participant is credited with at least one Hour of Service after the new vesting schedule becomes effective.

(c)	If the Company or Administrator makes a permissible amendment to the vesting schedule, each Participant whose nonforfeitable percentage of his Account balance is determined under such schedule, and who has completed at least three Years of Vesting Service at the time of the amendment to the vesting schedule may elect to have the percentage of his nonforfeitable Account balance computed under the Plan without regard to the amendment. The Participant must file his election with the Administrator within 60 days after the latest of (1) the date the amendment is adopted; (2) the effective date of the amendment; or (3) the date the Participant is issued written notice of the amendment. The Administrator shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. Notwithstanding the foregoing, the election described in this paragraph does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment.

(d)	Amendments may be retroactive to the extent permitted by applicable law and regulations.

18.2	Merger

The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, another plan unless each Participant and Beneficiary would, if the resulting plan were then terminated, receive a benefit just after the merger, consolidation or transfer which is at least equal to the benefit which would be received if either plan had terminated just before such event.

18.3	Plan Termination and Complete Discontinuance of Contributions

The Company may, at any time and for any reason, terminate the Plan or completely discontinue contributions. Upon either of these events, or in the event of a partial termination of the Plan within the meaning of Code section 411(d)(3), the Accounts of each affected Participant who has not yet incurred a forfeitable event as described in Article 9 shall be fully vested.

In the event of the Plan's termination, if no successor plan is established or maintained, lump sum distributions shall be made in accordance with the terms of the Plan as in effect at the time of the Plan's termination or as thereafter amended, provided that a post-termination amendment shall not be effective to the extent that it violates Section 18.1 unless it is required in order to maintain the qualified status of the Plan upon its termination. The Trustee's and the Employer's authority shall continue beyond the Plan's termination date until all Trust assets have been liquidated and distributed.

18.4	Termination of Employer's Participation

(a)	Termination of Participation by Company.  The Company reserves the right, in its sole discretion and at any time, to terminate the participation in the Plan of any or all Employers. Any such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Employer being terminated or, if later, on the date specified in such notice.

(b)	Termination of Participation by Employer.  Any Employer may terminate its participation in the Plan by action of its board of directors, subject to the Company's approval. Such termination shall be effective as soon as administratively practicable after approved by the Company or on such other date as the Company may specify.

(c)	Post-Termination Treatment.  If an Employer's participation in the Plan terminates under subsection (a) or (b) immediately above, the Plan shall not terminate, but the portion of the Plan that is attributable to the terminated Employer shall become a separate plan, and the Administrator shall inform the Trustee of the portion of the Trust assets that is then attributable to the participation of the terminated Employer. Such portion shall, as soon as administratively practicable after such termination, be set apart by the Trustee as a separate trust which shall be a part of the separate plan of the terminated Employer. Following any such termination, the administration, control, and operation of the Plan with respect to the terminated Employer shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of the terminated Employer in accordance with the provisions of this Article 18.

                         ARTICLE 19.  MISCELLANEOUS

19.1	Exclusive Benefit

No part of the Trust shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries under the Plan, and for defraying the reasonable expenses of administering the Plan.

19.2	No Rights

Neither the establishment or maintenance of the Plan, nor any modification thereof, nor any provisions thereof, nor any payment of benefits thereunder shall be deemed to give any Employee or any other person whomsoever any legal or equitable right against the Board, the Administrator, the Committee, the Trustee or any Employer, or to give any Employee or other person whomsoever the right to be retained in the service of any Employer or to interfere with any Employer's right to terminate any Employee at any time and for any reason. No Employee, prior to the time he becomes entitled to receive benefits in accordance with this Plan, shall have any right or interest in or to any portion of the assets of the Plan, and no Employee or other individual shall have any right to benefits, except to the extent provided herein.

19.3	Fiduciary Liability

None of the Employers, the Board, the Administrator, the Committee, the Trustee or any other person shall be liable for any act or failure to act unless such is a breach of duty under ERISA. No fiduciary shall be responsible for any act or failure to act of another fiduciary, except as specifically provided otherwise under ERISA.

19.4	Limited Return of Contributions

The Employer contributes to the Plan on the condition that its Contributions are not due to a mistake of fact and are deductible under Code Section 404. The Trustee, upon written request from the Company, will return to an Employer the amount of the Employer's Contribution made by the Employer by mistake of fact or the amount of the Employer's Contribution disallowed by the Internal Revenue Service as a deduction under Code section 404; provided, however, that the Trustee will not return any portion of an Employer's contribution under the provisions of this Section 19.3 more than one year after the Employer made the Contribution by mistake of fact or the deduction is disallowed, whichever is applicable. The Trustee will not increase the amount of an Employer's Contribution returnable under this Section 19.3 for any earnings attributable to the Contribution, but the Trustee will decrease an Employer's Contribution returnable for any losses attributable to it. The Trustee may require the Company or the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Company has requested to be returned is properly returnable under the Code and ERISA.

19.5	Qualified Military Service

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service, even if such period exceeds 12 months.

19.6	Assignment and Alienation

No Account or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment (either at law or in equity), pledge, encumbrance, garnishment, levy, execution, charge, or other legal or equitable process and any attempt to do so shall be void, nor shall any such Accounts or benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such Accounts or benefits, except (1) as provided in a qualified domestic relations order, as defined in Code Section 414(p) or a judgment, order, decree or settlement agreement described in Code Section 401(a)(13) issued or entered into after August 4, 1997, or (2) as security for a loan from the Plan which is permitted pursuant to Code section 4975.

19.7	Missing Participant or Beneficiary

Each person eligible to receive benefits under this Plan must file with the Administrator in writing his mailing address and each change of address until payment of his benefit is made. Any communication, statement, or notice addressed to such person at his last mailing address filed with the Administrator or Trustee (or if no mailing address was filed with the Administrator or Trustee, then his last mailing address shown in the Employers' records) will be binding upon such person for all purposes of this Plan, and none of the Employer, the Trustee or the Administrator shall be obligated to search for or ascertain the whereabouts of any such person. If the Administrator sends notice to such address, addressed to such person, stating that he is entitled to payment under the Plan, and in such notice states the provisions of this subparagraph, and such person fails to claim his benefits or fails to make his whereabouts known in writing to the Administrator within six months after the date such notice is sent, the amount held for such person shall be forfeited and applied in the manner described in
Section 9.6. The benefit will be reinstated (without earnings for the period of forfeiture) from forfeitures for the Plan Year in which reinstatement occurs, or to the extent that such forfeitures are insufficient, from a special Employer contribution, if at any later date claim is made therefor by such person or his Beneficiary.

19.8	Suspension of Certain Plan Provisions During Conversion Period

Notwithstanding any provision of the Plan to the contrary, during any Conversion Period, in accordance with procedures established by the Administrator, the Administrator may temporarily suspend, in whole or in part, certain provisions under the Plan, which may include, but are not limited to, a Participant's right to change his Contribution election, a Participant's right to change his investment election and a Participant's right to borrow or withdraw from his Account or obtain a distribution from his Account.

19.9	QDRO Procedures

(a)	The Administrator shall establish reasonable procedures to determine whether a domestic relations order constitutes a QDRO. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine whether the order constitutes a QDRO and must notify the Participant and each Alternate Payee under such order of its determination.
If any portion of the Participant's Account balance is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator shall direct the Trustee to make a separate accounting of the amounts payable. If the Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrator shall direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Administrator later determines the order is a QDRO.

(b)	Notwithstanding any provision of the Plan to the contrary, in accordance with procedures established by the Administrator, the Administrator may temporarily suspend a Participant's right to borrow or withdraw from his Account or obtain a distribution from his Account, if (i) the Administrator receives a domestic relations order and the Participant's Account is a source of the payment for such domestic relations order, or (ii) if the Administrator receives notice that a domestic relations order is being sought by the Participant, his spouse, former spouse, child or other dependent (as defined in Code section 152) and the Participant's Account is a source of the payment for such domestic relations order. Such suspension may continue for a reasonable period of time (as determined by the Administrator) which may include the period of time the Administrator, a court of competent jurisdiction or other appropriate person is determining whether the domestic relations order qualifies as a QDRO.

19.10	Construction

Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular article or section. Headings are included for reading convenience. The text shall control if any ambiguity or inconsistency exists between the headings and the text. The singular and plural shall be interchanged wherever appropriate. References to Participant shall include Alternate Payee and/or Beneficiary when appropriate and even if not otherwise already expressly stated.

19.11	Jurisdiction and Severability

The Plan shall be construed, regulated and administered under ERISA and other applicable federal laws and, where not otherwise preempted, by the laws of the State of Washington. If any provision of the Plan is or becomes invalid or otherwise unenforceable, that fact shall not affect the validity or enforceability of any other provision of the Plan. All provisions of the Plan shall be construed so as to render them valid and enforceable in accordance with their intent.

            *          *          *          *          *

TO RECORD THE ADOPTION of this amendment and restatement of the Plan, the Company has caused it to be executed on this 25th day of February, 2002.



                                   LONGVIEW FIBRE COMPANY

                                   By:  L. J. Holbrook
                                  Its:  Sr. Vice President-Finance